    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1996
    _____________________________________________________________________
                                                          REGISTRATION NO.
                                                          ________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                _______________
                                 AIRGAS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
            DELAWARE                                        56-0732648
 (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                          5 RADNOR CORPORATE CENTER
                        100 MATSONFORD ROAD, SUITE 550
                         RADNOR, PENNSYLVANIA  19087
                                (610) 687-5253
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               _______________
                                TODD R. CRAUN
                          5 RADNOR CORPORATE CENTER
                        100 MATSONFORD ROAD, SUITE 550
                         RADNOR, PENNSYLVANIA  19087
                                (610) 687-5253
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)
                               _______________
                                  COPIES TO:
       NANCY D. WEISBERG                           JOHN ARNHOLZ
  MCCAUSLAND, KEEN & BUCKMAN                     BROWN & WOOD LLP
  5 RADNOR CORPORATE CENTER                815 CONNECTICUT AVENUE, N.W.
100 MATSONFORD ROAD, SUITE 500                       SUITE 701
 RADNOR, PENNSYLVANIA  19087               WASHINGTON, D.C.  20006-4004
                               _______________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               _______________
                       CALCULATION OF REGISTRATION FEE

   Title of Each Class                           Proposed           Proposed
   of Securities to be      Amount to Be   Maximum Offering    Maximum Aggregate     Amount of
      Registered(1)          Registered    Price Per Unit(2)   Offering Price(2)  Registration Fee
   -------------------      ------------   -----------------   -----------------  -----------------
Debt Securities(3). . . .   $450,000,000         (6)           $450,000,000       $155,173(7)
Preferred Stock, par value
     $.01 per share(4). .   $450,000,000         (6)           $450,000,000       $155,173(7)
Common Stock, par value
     $.01 per share(5). .   $450,000,000         (6)           $450,000,000       $155,173(7)

                                                     (Footnotes on next page)
                               _______________
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                               _______________

(Footnotes continued from previous page)

(1) Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder.

(2) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for shares of Common Stock or Preferred Stock that are issued upon conversion of Debt Securities or Preferred Stock, as the case may be. The aggregate maximum public offering price of all Offered Securities issued pursuant to this Registration Statement will not exceed $450,000,000.

(3) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion of other Debt Securities or Preferred Stock registered hereunder. Debt Securities may be issued from time to time in one or more classes or series.

(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or other series of Preferred Stock registered hereunder. Shares of Preferred Stock may be issued from time to time in one or more classes or series.

(5) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Stock, as the case may be. Shares of Common Stock may be issued from time to time in one or more classes or series.

(6) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(7) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933 as amended.


                               EXPLANATORY NOTE


     AS PROVIDED IN THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT, DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK OF THE COMPANY ARE REGISTERED HEREUNDER. IN THE EVENT THAT SHARES OF THE COMPANY'S COMMON STOCK ARE TO BE SOLD BY SHAREHOLDERS IN ACCORDANCE WITH AN AGREEMENT OR ARRANGEMENT HEREINAFTER ENTERED INTO BETWEEN THE COMPANY AND SUCH SELLING SHAREHOLDERS, THE COMPANY PROPOSES TO FILE A PROSPECTUS SUPPLEMENT TO THE PROSPECTUS PURSUANT TO RULE 424 IN RESPECT OF SUCH SHARES SETTING FORTH THE METHOD OF DISTRIBUTION THEREOF AND NAMING THE RELATED SELLING SHAREHOLDERS.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                        SUBJECT TO COMPLETION; DATED JULY 15, 1996
PROSPECTUS SUPPLEMENT
- ---------------------
(To Prospectus dated July __, 1996)
                                       $450,000,000
                                       AIRGAS, INC.

                                     MEDIUM-TERM NOTES
                        DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                    __________________

     Airgas, Inc. ("Airgas" or the "Company") may offer from time to time its Medium-Term Notes, Series A (the "Notes") in an aggregate initial offering price of up to $450,000,000. Such amount is subject to reduction as a result of the sale by the Company of other Securities described in the accompanying Prospectus. Each Note will mature on a day nine months or more from the date of issue, as specified in the applicable Pricing Supplement attached hereto, and may be subject to redemption at the option of the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, as specified in the applicable Pricing Supplement. The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Each Note will be represented either by a Global Security registered in the name of the Depository Trust Company, as depositary, or a nominee thereof, or by a certificate issued in definitive form, as set forth in the applicable
Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be exchangeable for Certificated Notes except under the circumstances described under "Description of Notes--Book-Entry Notes" herein.

     Interest rates and interest rate formulae are subject to change by the Company but no such change will affect any Note already issued or which the Company has agreed to issue. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate or at a floating rate determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note (as such terms are defined herein). Certain Notes issued at a discount from the principal amount payable at maturity thereof may provide that holders of such Notes will not receive periodic payments of interest. Notes also may be issued that do not bear any interest currently or that bear interest at a below market rate. See "Description of Notes" herein.

     Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable each January 15 and July 15 and at maturity or upon any earlier redemption or repayment and interest on Floating Rate Notes will be payable as specified in the applicable Pricing Supplement (in each case, as such terms are defined herein). See "Description of Notes Interest" herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
     THE PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO
                  THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Price to             Agents' Discounts           Proceeds to
                                 Public(1)           and Commissions(2)(3)        Company (2)(4)
      Per Note  . . . .                100%        0.125%- 0.750%           99.875%- 99.250%
      Total(4)  . . . .         $450,000,000       $562,500 -$3,375,000     $449,437,500-$446,625,000

(1) Unless otherwise indicated in a Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2)  The Company will pay a commission to the Agents from 0.125% to 0.750%
of the principal amount of any Note, depending upon its maturity, sold through such Agents (or sold to such Agents as principal in circumstances in which no other discount is agreed upon); provided, however, that commissions (or discounts) with respect to Notes with maturities greater than thirty years will be negotiated prior to their issuance. The Company may also sell Notes to any Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time
of  resale  or otherwise,  as  determined by  such Agent.    Unless otherwise
indicated in an applicable Pricing Supplement, any Note sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable
to  any  agency  sale  of  a  note  of  identical  maturity.    See "Plan  of
Distribution" herein.
(3) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities
under the Securities  Act of 1933,  as amended.   See "Plan of  Distribution"
herein.
(4)  Before deducting expenses payable by the Company estimated at $350,000.
                               _______________

     The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company also may sell Notes to any Agent acting as principal for resale to investors or other purchasers and may sell Notes directly to investors on its own behalf in jurisdictions where it is authorized to do so. No commission will be payable nor will a discount be allowed on any direct sales by the Company. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes or that there will be liquidity in such market if one develops. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent may reject any offer to purchase Notes, in whole or in part. See "Plan of Distribution" herein.
                             ___________________
NATIONSBANC CAPITAL MARKETS, INC.
      DONALDSON, LUFKIN & JENRETTE
             SECURITIES CORPORATION
                   FIRST UNION CAPITAL MARKETS CORP.
                               MORGAN STANLEY & CO.
                                      Incorporated
                                          WILLIAM BLAIR & COMPANY
                             ___________________
           The date of this Prospectus Supplement is July __, 1996.

     IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY AN AGENT AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ____________________


                             DESCRIPTION OF NOTES

     The Notes will be issued as a series of Debt Securities with the designation "Series A" under an Indenture, dated as of July 1, 1996, as amended or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Notes and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the accompanying Prospectus, the Notes or the Indenture, as the case may be. The term "Debt Securities," as used in this Prospectus Supplement, refers to all debt securities, including the Notes, issued and issuable from time to time under the Indenture. The following description of Notes will apply to each Note offered hereby unless otherwise specified in the applicable pricing supplement (each, a "Pricing Supplement").

GENERAL

     All Debt Securities, including the Notes, issued and to be issued under the Indenture will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the aggregate initial offering price of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series or as established in one or more indentures supplemental to the Indenture. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Debt Securities under the Indenture in addition to the $450,000,000 aggregate initial amount of Notes offered hereby.

     The Notes are currently limited to $450,000,000 aggregate initial amount. The Notes will be offered on a continuous basis and will mature on any day nine months or more from their dates of issue (each, a "Stated Maturity Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"), as specified in the applicable Pricing Supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate. The Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars.

     Interest rates or yields offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate initial offering price of Notes purchased in any single transaction. Notes with similar variable terms but different interest rates or yields, as well as Notes with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

     Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes (as defined herein) will be made by the Company through the Trustee to the Depositary (as defined herein). See "--Book-Entry Notes" herein. In the case of Certificated Notes (as defined herein), payment of principal and premium, if any, due on the Stated Maturity Date or any prior date on which the principal, or an installment of principal, of each Certificated Note becomes due and payable, whether by the declaration of acceleration, notice of redemption at the option of the Company, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of the applicable Note repayable on such date) will be made in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date (as defined herein), upon submission of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York. Currently the corporate trust office of the Trustee is located at 101 Barclay Street, New York, New York 10286. Payment of interest, if any, due on the Maturity Date of each Certificated Note will be made to the person to whom payment of the principal and premium, if any, shall be made. Payment of interest, if any, due on each Certificated Note on any Interest Payment Date (as defined herein) other than the Maturity Date will be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Company. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis (as hereinafter defined), such day is also a London Business Day. "London Business Day" means
(i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

     Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or in certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). The authorized denominations of each Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement.
Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York at the address indicated above.
No service charge will be made by the Company or the Trustee for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

REDEMPTION AT THE OPTION OF THE COMPANY

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity Date only if an "Initial Redemption Date" is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined herein), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. See also "--Original Issue Discount Notes" herein.

REPAYMENT AT THE OPTION OF THE HOLDER

     The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. See also "--Original Issue Discount Notes."

     Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable.
In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes."

     If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

     General

     Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

     Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

     Fixed Rate Notes

     Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on January 15 and July 15 of each year (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     Floating Rate Notes

     Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate
Note is a "Regular Floating Rate Note," a "Floating

Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Period and Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

     The interest rate borne by the Floating Rate Notes will be determined as follows:

          (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

          (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

     The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     Interest on Floating Rate Notes will be determined by reference to the applicable interest rate basis (the "Interest Rate Basis") or interest rate bases (the "Interest Rate Bases"), which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR,
(vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

     The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San

Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     A Floating Rate Note may also have either or both of the following:
(i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset:
(i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year;
(iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent.

     With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate.
Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, The Bank of New York will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

     CD RATE. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M. New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT RATE. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

     COMMERCIAL PAPER RATE. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                             D x 360      X  100
   Money Market Yield =  --------------
                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     FEDERAL FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

          (i)  With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market
at   approximately  11:00   A.M.,  London  time,   on  such   LIBOR  Interest
Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars. "Principal Financial Center" means the capital city of the country issuing the related Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     PRIME RATE. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     TREASURY RATE. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equiva-lent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

     Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

     The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

ORIGINAL ISSUE DISCOUNT NOTES

     The Company may offer Notes ("Original Issue Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e.
par). Original Issue Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of an Original Issue Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of an Original Issue Discount Note, the amount payable to the Holder of such Original Issue Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Original Issue Discount Note (if applicable), multiplied by the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on such Original Issue Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an Original Issue Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Original Issue Discount
Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Original Issue Discount Note and an assumption that the maturity of such Original Issue Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for an Original Issue Discount Note (the "Initial Period") is shorter than the compounding period for such Original Issue Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Original Issue Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Original Issue Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" herein.

BOOK-ENTRY NOTES

     The Company has established a depositary arrangement with The Depository Trust Company with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes up to $200,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, Interest Payment Dates (if any), Stated Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, (iii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Notes or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

     The following is based on information furnished by the Depositary:

          The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

          The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

          Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

          To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

          Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

          If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global
Security  or   Securities
representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

          The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances,' in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

          The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

     The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.


           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is the opinion of Brown & Wood LLP, special tax counsel to the Company, as to certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. Such opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

     Payments of Interest

     Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     Original Issue Discount

     The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994 under the original issue discount provisions of the Code.

     For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

     Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Under the OID Regulations, Floating Rate Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Variable Note is denominated, (iii) either the yield or changes in the price of one or more items of actively traded personal property (other than stock or debt of the issuer or a related party) or (iv) a combination of objective rates. The OID Regulations also provide that other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Note's term. A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, then any stated interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a Variable Note arising from "true" discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

     In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

     U.S. Holders should be aware that on June 11, 1996, the IRS released final amendments to the OID Regulations which would slightly modify the definition of a qualified floating rate, broaden the definition of an objective rate and would further clarify certain other provisions contained in the OID Regulations. In general, under these amendments, the definition of a qualified floating rate is slightly modified such that a variable rate equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate will each constitute a qualified floating rate. In addition, under these amendments, an objective rate is redefined as a rate (other than a qualified floating rate) that is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). These amendments to the OID Regulations generally apply to debt instruments issued on or after August 13, 1996.

     If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. It is not entirely clear under current law how a Variable Note would be taxed if such Note were treated as a contingent payment debt obligation. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

     Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

     Market Discount

     If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Premium

     If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

     Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.


                             PLAN OF DISTRIBUTION

     Under the terms of the Distribution Agreement (the "Distribution Agreement") the Notes are being offered on a continuing basis for sale by the Company to or through NationsBanc Capital Markets, Inc., Donaldson, Lufkin
& Jenrette Securities Corporation, First Union Capital Markets Corp., Morgan Stanley & Co. Incorporated and William Blair & Company (the "Agents"), each of which has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company will pay each Agent a commission ranging (except as otherwise provided in a Pricing Supplement with respect to certain Original Issue Discount Notes) from 0.125% to 0.750% of the principal amount of each Note, depending on its maturity, sold through such Agent; provided, however, that commissions (or discounts) with respect to Notes with maturities of greater than thirty years will be negotiated prior to issuance of such Notes.

     The Company also may sell Notes to any Agent, acting as principal, for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by such Agent. The Agents may sell Notes to any dealer at a discount and, unless otherwise indicated in the applicable Pricing
Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

     The Notes may also be sold by the Company directly to investors (other than broker-dealers) in those jurisdictions in which the Company is permitted to do so. No commission will be paid on Notes sold directly by the Company.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Company or through an Agent). An Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in United States dollars in The City of New York on the date of settlement. See "Description of Notes--General."

     Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but an Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

     An Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify each Agent against, and to provide contribution with respect to, certain liabilities (including liabilities under the Securities
Act). The Company has agreed to reimburse the Agents for certain other expenses.

     In the ordinary course of their business, the Agents and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with the Company and certain of its affiliates. NationsBank, N.A., an affiliate of NationsBanc Capital Markets, Inc., is the agent bank under a revolving credit facility with the Company. In addition, such affiliate currently provides bridge financing to the Company. See "Use of Proceeds" in the accompanying Prospectus and any applicable Pricing Supplement.

     From time to time, the Company may issue and sell other Securities described in the accompanying Prospectus, and such sales shall reduce the aggregate initial offering price of the Notes offered hereby.
                                      S-26

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  SUBJECT TO COMPLETION; DATED JULY 15, 1996

PROSPECTUS
- ----------


                                 AIRGAS, INC.

                                $450,000,000

               DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK

     Airgas, Inc. ("Airgas" or the "Company") may from time to time offer in one or more classes or series (i) its unsecured debt securities (the "Debt Securities"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock") or (iii) shares of its common stock, par value $.01 per share (the "Common Stock"), with an aggregate public offering price of up to $450,000,000 on terms to be determined at the time of offering. The Debt Securities, Preferred Stock and Common Stock (collectively, the "Offered Securities") may be offered separately, together or as units, in separate classes or series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Preferred Stock or Common Stock, and any initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and
(iii) in the case of Common Stock, any initial public offering price
                                 ____________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                          CRIMINAL OFFENSE.
                            ____________

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers or as provided herein or in the related Prospectus Supplement. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution" herein. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.


                 The date of this Prospectus is July __, 1996

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. In addition, certain of the Company's securities are listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

          a. Annual Report on Form 10-K for the year ended March 31, 1996 as amended by the Company's Amended Annual Report on Form 10-K/A1 filed on June 26, 1996;

          b.   Current Report on Form 8-K, filed on May 7, 1996; and

          c. Current Report on Form 8-K, filed on June 28, 1996 and as amended by the Company's Amended Current Report on Form 8-K/A filed on July 11, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and the applicable Prospectus Supplement and to be part hereof and thereof from the date of filing such documents. Any statement contained herein or therein or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and the applicable Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the applicable Prospectus Supplement.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner of the Offered Securities, to whom this Prospectus and the applicable Prospectus Supplement are delivered, upon written or oral request.


                                 THE COMPANY

GENERAL

     Airgas is the largest independent distributor of industrial, medical and specialty gases and related equipment in North America. The Company's distribution business is conducted through over 500 locations throughout North America. Principal products distributed include: nitrogen, oxygen, argon, helium, acetylene, carbon dioxide, nitrous oxide, hydrogen and welding gases and a variety of medical and specialty gases as well as a wide selection of name-brand welding equipment, accessories and industrial protective equipment ("hardgoods"). In connection with its gas distribution business, the Company rents industrial gas cylinders and bulk storage tanks to its customers. The Company also manufactures and sells acetylene gas as part of its distribution business. In addition to its distribution business, the Company operates three manufacturing businesses which produce carbon products, calcium carbide and nitrous oxide.

THE MARKET

     The United States market for industrial gases is approximately $6.5 billion per year and includes customers from most major industries. Major consumers of industrial gases, which have the ability to accept large bulk shipments or pipeline deliveries, account for approximately $3.5 billion of annual sales and are generally serviced directly by industrial gas producers. This segment of the market has historically been very capital intensive and requires significant investment in plant and equipment. The Company focuses on the remaining $3 billion of annual industrial gas sales which are made to smaller bulk users and cylinder gas customers. This market generally involves delivery of liquid product in units of under 3,000 gallons and gaseous product in cylinders, as opposed to the large bulk market where the minimum delivery size is often 6,000 gallons or more.

     Although the cylinder and small bulk gas segment accounts for less than 5% of the industry's volume, it represents over 40% of the total value of the industry's shipments. Cylinder and small bulk gas customers are currently served by a fragmented distribution system of approximately 1,000 distributors, the majority of which are independently owned. This segment of the market is less capital intensive than the industrial gas production business, in part, due to the long useful lives of the fixed assets owned or acquired, principally cylinders. The cylinder and small bulk gas segment typically offers higher margins than the bulk gas segment due to the higher value-added products sold and services provided.

     Leveraging off its established distribution network and in order to better serve its customers, Airgas has also traditionally sold hardgoods through its distribution branch locations. The total estimated market for such hardgoods is approximately $3.5 billion annually, resulting in a combined total market of approximately $6.5 billion for the industrial gas and hardgoods market segments the Company targets.

BUSINESS STRATEGIES

     The Company's principal business strategies include continued profitable growth through an active acquisition program, selective expansion of its product lines and providing high value-added products and services at the lowest possible cost to its customers.

Active Acquisition Program

     The industrial gas distribution industry has undergone a period of consolidation, and since 1986, the Company has acquired over 200 distributors of industrial gases and related equipment. Airgas believes the industry will continue to undergo a consolidation process, which it believes will continue to present it with opportunities to acquire industrial gas distributors. In addition, the Company believes that its extensive distribution network and large and diverse customer base positions it to selectively expand its hardgoods business through new product offerings and related acquisitions of distributors of industrial safety equipment and other industrial equipment and supplies. In April 1996 the Company acquired IPCO Safety Products Company, a $55 million distributor of industrial safety equipment and supplies, which now forms the basis of the Company's Industrial Distribution Division ("IDD"). The Company believes IPCO's system of regional warehouses and telemarketing centers enhances the Company's distribution infrastructure and will facilitate the growth of sales of safety products and other industrial supplies to existing customers.

     To properly manage acquired gas distribution companies, existing management is often retained and is motivated through the use of an incentive-driven compensation system and, in some cases, ownership
interests.   The president of a distribution subsidiary is typically a
former owner or general manager of the acquired business or an experienced industrial gas executive recruited by management. The continuity afforded by retaining key employees of an acquired business combined with local management is important since the industrial gas distribution business is local in nature and is dependent upon satisfied repeat customers.

     While managers are given a high degree of autonomy and operating control, Airgas has developed standardized management reporting and operations review systems to monitor profitability and internal growth. Operations personnel and the Company's internal audit department periodically perform in-depth reviews of subsidiary operations and prepare reports containing, among other things, recommendations regarding operating efficiencies, financial controls, cost containment, marketing, personnel and safety. These personnel monitor the implementation of their recommendations through follow-up systems and visits.

Product Line Expansion

     The Company intends to broaden its product line by taking advantage of its broad distribution network, and through additional acquisitions by its new IDD. Recent product line additions have included returnable containers, specialty gases (such as refrigerants and sterilizing gases) and additional hardgoods (such as industrial safety products, fire protection products and industrial coatings). The Company believes the selective addition of complementary product offerings will enable it to better serve its expanding customer base.

Cost-Effective Provider

     The Company believes its acquisition strategy enables it to achieve economies of scale. Because transportation represents a significant portion of distributors' costs, rationalizing delivery routes and store locations between anchor and add-on acquisitions usually provides significant cost savings. Savings through reduction of overhead at the local level further improves the profitability of the combined operations. Airgas is able to realize significant economies of scale integrating new acquisitions, particularly as a result of defined training, safety, sales and marketing programs, design and engineering, management information systems, lower cost of capital, greater purchasing power and reduced costs of regulatory and environmental compliance. The Company has recently undertaken initiatives to further develop its industrial gas customer base to selectively include customers which require large volume supplies of gases, such as nitrogen. For these customers, the Company will enter into a long-term supply contract and will construct an air separation plant near the customer's facility or facilities. The Company has entered into agreements with two customers and is constructing two air separation plants which will begin production during fiscal 1998. In addition, terms related to the agreements provide for additional sales of cylinder gases and supplies. In addition, the Company has installed "fast fill" plants where the Company has developed a sufficient market base to make such plants economical. Air separation facilities provide for the manufacture of atmospheric gases by using cryogenic processes to separate air into its principal components (nitrogen, oxygen and argon); "fast fill" plants provide for high speed, cost efficient re-filling of gas cylinders. The Company is also taking steps to reduce the cost of the hardgoods it distributes by reducing its investment in inventories through the consolidation of vendors and the negotiation of favorable pricing based on national purchasing arrangements.

PRODUCTS

     The Company classifies its operations into two business segments: distribution and manufacturing. Distribution revenues represented approximately 96% of total revenues and approximately 93% of operating income in fiscal 1996. Through its distribution business, Airgas distributes two main types of products: gases and hardgoods. Of the Company's fiscal 1996 distribution sales, approximately 51% represented the sale of gases and 49% represented the sale of hardgoods.

Gases

     Gases distributed by the Company include oxygen, nitrogen, hydrogen, argon, helium, acetylene, carbon dioxide, nitrous oxide and specialty gases. These gases are used in a variety of applications and industries by a large number of customers in metal processing, metal fabrication, farming, food service and processing, health care and other industries made up primarily of small manufacturers as well as larger electronic, chemical, pharmaceutical, consumer and other companies using various gases in the smaller volumes the Company provides.

     Airgas also has the ability to provide customers with specialty gases including ultra high purity gases and multiple component gas blends, which require sensitive analytical equipment to produce. These specialty gases are blended at over 20 of the Company's specialty gas laboratories located throughout the United States. While sales of specialty gases are relatively small as a percentage of total sales, they represent an area of strong growth potential.

Cylinder and Tank Rentals

     The industrial gas industry is locally-oriented and is logistically dictated by the economies of transporting heavy steel cylinders containing compressed gases. In order to ensure a steady supply of gas, many customers carry an inventory of cylinders on site. Since empty cylinders are picked up periodically and replaced with full cylinders, customers will also typically have empty cylinders on site. In order to generate a return on their capital investment, gas distributors such as the Company charge a rental fee for cylinders at customers' locations, irrespective of whether these cylinders are full, empty or in inventory. The Company estimates it currently owns over 2.6 million cylinders, of which approximately 80% are in use by customers at any one time with the remaining 20% held in inventory or in transit.

Hardgoods

     To leverage off the sale of its gases and to more effectively utilize its distribution network, the Company also distributes a wide selection of name-brand welding equipment, accessories and industrial protective equipment, including electrode holders, welding wire, cable lugs and connectors, hard hats, welding helmets, hearing protectors, goggles, face shields, safety glasses, welding machines and electrodes. Through its IDD, Airgas also supplies additional complementary hardgood products.

Manufacturing Operations

     The Company operates three main manufacturing businesses which produce carbon products, calcium carbide and nitrous oxide.

CUSTOMERS

     The Company sells its products to over 600,000 customers throughout
North America with an average customer invoice of approximately $130, and with no single customer accounting for more than 0.5% of total sales.
While the Company distributes to a broad array of customers in a diverse mix of industries, the distribution of industrial gases had historically been to customers engaged in the business of welding and metal fabrication. As certain sectors of the economy have grown, such as the electronics and chemicals industries, and as new applications for gases have developed, Airgas' gas distribution customer base has broadened significantly to include businesses in almost every major industry. For example, the food and beverage industry uses carbon dioxide and nitrogen;
the electronics industry uses oxygen, nitrogen, argon and hydrogen; the health care industry uses oxygen, nitrogen and nitrous oxide; and the chemical industry uses nitrogen. A large number of industries also use specialty gases, including high-purity gases. This broad customer and industry mix has created a stable base for Airgas to serve, mitigating reliance on any specific industry and insulating it somewhat from cyclicality.

SUPPLIERS

     Airgas purchases the majority of its gases locally from the four main North American producers of gases (BOC Gases Group, Praxair, Inc., Air Products and Chemicals, Inc. and Liquid Air Corporation of America) as well as several regional manufacturers. The Company's distribution subsidiaries generally maintain one-to two- year supply contracts with these suppliers. Although most contracts are entered into on a local level, centralized buying power is achieved through Airgas' national gas purchasing program. These contracts generally specify price, but not volume, and are standard practice in the gas distribution industry. Management initiated a national hardgoods procurement program in fiscal 1993 which has resulted in reduced operating costs in its hardgoods business.

RECENT DEVELOPMENTS

     On June 28, 1996, the Company announced that it had acquired 45% of the voting capital stock of National Welders Supply Company, Inc., a major distributor of industrial, medical and specialty gases and related equipment based in Charlotte, North Carolina. See the Company's reports described under subparagraph c. of "Incorporation of Certain Documents By Reference" herein.

                               USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes.


                        DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture, dated as of July 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286 or as described above under "Available Information." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

     The Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

     The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

     (1)  the title of such Debt Securities;

     (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

     (4) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (6) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which any such Date shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (7) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

     (8) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

     (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (10) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     (11) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture:

     (12) whether such Debt Securities will be issued in certificated and/or book-entry form;

     (13) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (14) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the Indenture;

     (15) the terms, if any, upon which such Debt Securities may be convertible into Common Stock or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

     (16) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the Indenture on such Debt
Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

     (17) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     The Indenture does not contain any provisions that limit the ability of the Company to incur indebtedness or to substantially reduce or eliminate the Company's assets or that afford Holders of the Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Company, the management of the Company, or any Affiliate of either such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the Holders of the Debt Securities.

     A significant amount of the Company's assets are owned through its subsidiaries. Therefore, the rights of the Company and its creditors, including Holders of Debt Securities, to participate in the assets of such subsidiaries upon the liquidation or recapitalization of such subsidiaries or otherwise will be subject to the prior claims of such subsidiaries' respective creditors.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at 101 Barclay Street, New York, New York 10286, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

     Limitation on Liens.  For the benefit of each series of Debt
Securities issued under the indenture, the Company will not, nor will it permit any Restricted Subsidiary (as defined hereafter) to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter called "Debt") other than guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services, secured by a pledge of, or mortgage, deed of trust or other lien on, any Principal Property owned by the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (such pledges, mortgages, deeds of trust and other liens being hereinafter called "Mortgage" or "Mortgages"), except with respect to each series of Debt Securities any
Debt so secured on the date of issuance of such series, without effectively providing that the Debt Securities of all series (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt which would otherwise be prohibited, plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined below) which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below would not exceed the sum of 10%
of Consolidated Net Tangible Assets; provided, however, that these restrictions shall not apply to, and there shall be excluded from secured Debt in any computation under these restrictions, Debt secured by:
(i) Mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) Mortgages for taxes, assessments or governmental charges or levies in each case (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings, and materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Mortgages, or deposits to obtain the release of such Mortgages; (iii) Mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith; (iv) Mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and' Mortgages made in the ordinary course of business for similar purposes;
(v) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the Pollution Control or Industrial Revenue Bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; (vi) Mortgages on property (including any lease which should be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through
merger or consolidation or through purchase or transfer of the properties of a corporation as an entirety or substantially as an entirety) or to secure the payment of all or any part of the purchase price or construction cost or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within one year after, the acquisition of such property or shares or Debt or the completion of any such construction (including any improvements on an existing property) or the commencement of commercial operation of such property, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof; (vii) Mortgages existing at the date of the Indenture; and (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (vii), inclusive; provided, however, that (a) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (b) the Debt secured by such Mortgage at such time is not increased.

     Limitation on Sales and Leasebacks. For the benefit of each series of Debt Securities issued under the Indenture, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals in excess of three years, of any Principal Property owned by the Company or such Restricted Subsidiary which has been or is to be sold or transferred more than one year after the acquisition thereof or after the completion of construction and commencement of full operation thereof, by the Company or any such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either: (i) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Debt Securities of all series pursuant to the provisions of the covenant on' limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (viii) of such covenant) or (ii) the Company within 270 days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the chairman of the Board of Directors of the Company, its president, any vice president, its treasurer and its controller) to (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) having a value at least equal to the net proceeds of such sale or (y) the retirement of Funded Debt of the Company; provided, however, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Debt Securities of any series (or, if the Debt Securities of any series are original issue discount Debt Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with the Indenture) delivered within 270 days after such sale to the Trustee for retirement and cancellation and (b) the principal amount of Funded Debt, other than the Debt Securities of any series, voluntarily retired by the Company within 270 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     Absence of Other Restrictions. The Indenture does not contain (i) any restrictions on the declaration of dividends; (ii) any requirements concerning the maintenance of any asset ratio; or (iii) any requirement for the creation of maintenance of reserves.

CERTAIN DEFINITIONS APPLICABLE TO COVENANTS

     "Attributable Debt" shall mean, as to any particular lease under which the Company is at the time liable, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as determined by certain officers of the Company as set forth in the Indenture) or (ii) the total net amount of rent required to be paid by the Company under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease, as determined by certain officers of the Company as set forth in the Indenture, compounded semiannually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with the respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessment, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Asset" shall mean the aggregate amount of assets of the Company and each Restricted Subsidiary (less applicable reserves and other properly deductible items) after deducting therefrom
(i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and capital lease obligations) and (ii) all goodwill, all as shown in the audited consolidated balance sheet of the Company and its Restricted Subsidiaries contained in the Company's then most recent annual report to stockholders.

     "Funded Debt" shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

     "Principal Property" shall mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for conducting the operations of the Company or a Subsidiary and located in the United States of America; provided, however, that Principal Property shall not include (i) any building, structure or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or
(ii) any portion of a particular building, structure or facility which, in the opinion of the Company, is not of material importance to the use or operation of such building, structure or facility.

     "Restricted Subsidiary" shall mean (i) each Subsidiary designated as such in the Indenture and (ii) any other Subsidiary so designated by the Company, provided that the Company shall not be permitted to make such a designation at any time that the Company is in breach of its covenant in respect of limitations on liens or its covenant in respect of sale leaseback transactions, in each case, included in the Indenture.

     "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder:
(a) default for 10 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 90 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or either of its property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section
501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that
the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(x) in the payment of
the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).

MODIFICATION

     Modifications and amendments of the Indenture and Debt Securities may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue
Discount Security that would be due and
payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by the Company with certain covenants in the Indenture (Section 1013).

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Debt
Securities for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt
Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect
(Section 901).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice. consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof,
(ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded (Section 101).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section
1504).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt
Securities, to replace temporary or mutilated, destroyed, lost or stolen
Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance")
(Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1010, inclusive, and the restrictions described under "Certain Covenants" or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the

Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section
101).

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into other Debt Securities, Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into other Debt Securities, Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion Price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.


                         DESCRIPTION OF COMMON STOCK

     The Company has the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At June 30, 1996, the Company had outstanding 64,320,845 shares of common stock.

     The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock of the Company. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws.

     Holders of the Company's Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of the Company, out of assets legally available therefor. Payment and declaration of dividends on the Common Stock and purchases of shares thereof by the Company may be subject to certain restrictions if the Company fails to pay dividends on the preferred stock. See "Description of Preferred Stock" herein. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts owing with respect to any outstanding preferred stock. The Common Stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of Common Stock will not have preemptive rights, which means they have no right to acquire any additional shares of Common Stock that may be issued by the Company at a subsequent date. The Common Stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

     As a corporation under the laws of the State of Delaware, the Company is subject to Section 203 of the Delaware General Corporation Law, which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which such stockholder becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company), or
(iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's stockholders (and not by written consent) by the affirmative vote of at least 662/3% of the outstanding voting stock not owned by the interested stockholder. The Company's Amended and Restated Certificate of Incorporation also includes a provision requiring the affirmative vote of at least 67% of the outstanding voting stock for certain business combinations involving an interested stockholder, except under the circumstances provided therein. For purposes of such provisions, an "interested stockholder" means generally a stockholder owning 20% or more of the outstanding voting stock of the Company or an affiliate of the Company that, at any time within the two year period preceding the related business combination, held 20% of the outstanding voting stock of the Company. In addition, the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of capital stock of the Company for the purchase by the Company of its equity securities (as defined in such Certificate of Incorporation) from any interested stockholder (as defined in the preceding sentence) who has beneficially owned such securities for less than a two year period.


                        DESCRIPTION OF PREFERRED STOCK

     The Company is authorized to issue 20,000,000 shares of preferred stock, par value $.01 per share. As of June 30, 1996, no shares of preferred stock of the Company were outstanding.

     Under the Company's Certificate of Incorporation, the Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

     The following description of the Preferred Stock sets forth certain general terms and provisions of the

Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Amended and Restated Certificate of Incorporation (including the applicable articles supplementary) and Bylaws.

GENERAL

     Subject to limitations prescribed by Delaware law and the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights

     Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock offered thereby for specific terms, including:

     (1)  The class or series, title and stated value of such Preferred
Stock;

     (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4) Whether dividends on such Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

     (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6)  Provisions for a sinking fund, if any, for such Preferred Stock;

     (7)  Provisions for redemption, if applicable, of such Preferred
Stock;

     (8)  Any listing of such Preferred Stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof);

     (10) A discussion of certain federal income tax considerations applicable to such Preferred Stock; and

     (11) Any other material terms, preferences, rights, limitations or restrictions of such Preferred Stock.

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to (as applicable) dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank
(i) senior to all classes or series of common stock of the Company and to all equity securities of the Company the terms of which provide that such equity securities are subordinated to the Preferred Stock; (ii) on a parity with all equity securities of the Company other than those referred to in clause (i); and (iii) junior to all equity securities of the Company which the terms of such Preferred Stock provide will rank senior to it.

DIVIDENDS

     Holders of shares of the Preferred Stock of each class or series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any class or series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any class or series of the Preferred Stock for which dividends are noncumulative, then the holders of such class or series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period whether or not dividends on such class or series are declared payable on any future dividend payment date.

     If any shares of the Preferred Stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Company of any other class or series ranking, as to dividends, on a parity with or junior to the Preferred
Stock of such class or series for any period unless (i) if such class or series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such class or series for all past dividend periods and the then current dividend period or (ii) if such class or series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such class or series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the Preferred Stock of such class or series, all dividends declared upon shares of Preferred Stock of such class or series and any other class or series of preferred stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred
Stock of such class or series and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such class or series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such class or series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, no dividends (other than in common stock or other stock ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation, nor shall any common stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding up of the Company).

     Any dividend payment made on shares of a class or series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such class or series which remains payable.

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a class or series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any class or series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and class or series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred
Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any class or series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock of the Company ranking junior to such class or series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each class or series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such class or series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such class or series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with such class or series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, then the holders of such class or series of Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of shares of such class or series of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to such class or series of Preferred Stock upon any liquidation, dissolution or winding up of the Company, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, neither the consolidation or merger of the Company with or into any other corporation nor the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company shall be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

     Holders of such class or series of Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Whenever dividends on any shares of such class or series of Preferred Stock or any other class or series of stock ranking on a parity with the Preferred Stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six or more calendar quarters, the holders of such shares of such class or series of Preferred Stock, voting separately as a class with all other series of Preferred
Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two of the authorized number of directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until (i) if such class or series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment or (ii) if such class or series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. The term of office of all directors elected by the holders of such shares of such class or series of Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Holders of such shares of such class or series of Preferred Stock will have one vote for each share held.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company shall not, without the consent of holders of at least two-thirds of the shares of each class or series of Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to such class or series of outstanding Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Company's Certificate of Incorporation or of the resolutions contained in the Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such class or series of outstanding Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any other class or series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock ranking on a parity with or junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into Common Stock, Debt Securities or another series of Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock or such other series of Preferred Stock or the principal amount of Debt Securities into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of Preferred Stock.

                     RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges for the quarter ended June 30, 1996 and for the years ended March 31, 1996, 1995, 1994, 1993 and 1992 was 3.17, 3.40, 3.18, 2.57 and 1.96, respectively.

     For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.


                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The federal income tax consequences of Offered Securities will be discussed in the Prospectus Supplement or Pricing Supplement for such securities.

                             PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company,' to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

     If so specified in the applicable Prospectus Supplement, Debt Securities may be offered pursuant to Delayed Delivery Contracts, a form of which has been filed as an exhibit to the Registration Statement. If set forth in the applicable Prospectus Supplement, Common Stock may be offered for sale hereunder by or on behalf of one or more shareholders ("Selling Holders") in one or more transactions and at prices set forth in such Prospectus Supplement.


                                   EXPERTS

     The consolidated financial statements and financial statement schedule of Airgas, Inc. as of March 31, 1996 and 1995, and for each of the years in the three year period ended March 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of National Welders Supply Company, Inc. and subsidiary for the years ended September 30, 1995 and September 24, 1994, incorporated by reference in this Prospectus from the Amended Current Report on Form 8-K/A of Airgas, Inc. dated July 11, 1996, to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and have been incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by McCausland, Keen & Buckman, Radnor, Pennsylvania and for any underwriters, dealers or agents by Brown & Wood LLP, Washington, D.C. Brown & Wood LLP will also serve as special tax counsel to the Company.

____________________________________
       No dealer, salesperson or
other individual has been
authorized to give any information
or to make any representations
other than contained or incorpo-
rated by reference in this
Prospectus Supplement, the                          $450,000,000
applicable Pricing Supplement or
the Prospectus in connection with
the offer made by this Prospectus
Supplement, the applicable Pricing
Supplement and the Prospectus and,
if given or made, such information                  AIRGAS, INC.
or representations must not be
relied upon as having been autho-
rized by the Company or the
Agents.  Neither the delivery of
this Prospectus Supplement, the                  MEDIUM-TERM NOTES
applicable Pricing Supplement or              DUE NINE MONTHS OR MORE
the Prospectus nor any sale made                 FROM DATE OF ISSUE
hereunder and thereunder shall
under any circumstance create an
implication that there has not
been any change in the affairs of
the Company since the date hereof.
This Prospectus Supplement, the
applicable Pricing Supplement and
the Prospectus do not constitute
an offer or solicitation by anyone
in any state in which such offer
or solicitation is not authorized
or in which the person making such
offer is not qualified to do so or
to anyone to whom it is unlawful
to make such offer or
solicitation.

            _______________

           TABLE OF CONTENTS

                                Page
                                ----
                                                  _________________

         PROSPECTUS SUPPLEMENT                  PROSPECTUS SUPPLEMENT
                                                  _________________
Description of Notes. . . . . .   S-2
Certain United States Federal
  Income Tax Considerations . .  S-16
Plan of Distribution  . . . . .  S-22

               PROSPECTUS

Available Information . . . . .     2
Incorporation of Certain Documents           NATIONSBANC CAPITAL MARKETS, INC.
   By Reference . . . . . . . .     2          DONALDSON, LUFKIN & JENRETTE
The Company . . . . . . . . . .     3             SECURITIES CORPORATION
Use of Proceeds . . . . . . . .     6       FIRST UNION CAPITAL MARKETS CORP.
Description of Debt Securities      6              MORGAN STANLEY & CO.
Description of Common Stock . .    17                 INCORPORATED
Description of Preferred Stock.    18            WILLIAM BLAIR & COMPANY
Ratios of Earnings to Fixed
  Charges . . . . . . . . . . .    23     _________________________________
Certain Federal Income
  Tax Considerations. . . . . .    23
Plan of Distribution. . . . . .    23
Experts . . . . . . . . . . . .    24
Legal Matters . . . . . . . . .    25               July __, 1996

_____________________________________

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:

     Securities Act Registration Fee         $155,173
     "Blue Sky" Fees and Expenses              15,000
     Printing and Engraving Expenses           25,000
     Legal Fees and Expenses                  125,000
     Accounting Fees and Expenses              25,000
     Miscellaneous                              4,827
                                                -----
                                             $350,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Certificate of Incorporation includes a provision limiting the liability of its directors and officers and its stockholders, to the maximum extent permitted by law, for money damages except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware, as amended (the"GCL"), provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     The Form of Underwriting Agreement filed as Exhibit 1(a) and the Form of Distribution Agreement filed as Exhibit 1(b) each provide for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the Underwriters or Agents, respectively, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with all of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 16.  EXHIBITS.

      1   (a)  --   Form of Universal Shelf Underwriting Agreement for Debt
                    Securities, Preferred Stock and Common Stock
          (b)  --   Form of Distribution Agreement for Medium-Term Notes
      4   (a)  --   Indenture, dated as of July 1, 1996
          (b)  --   Form of Certificate of Designation for the Preferred
                    Stock
          (c)  --   Form of Preferred Stock Certificate
          (d)  --   Form of Common Stock Certificate
          (e)  --   Form of Medium-Term Note (Fixed Rate)
          (f)  --   Form of Medium-Term Note (Floating Rate)
          (g)  --   Form of Delayed Delivery Contract
      5        --   Opinion of McCausland, Keen & Buckman
     12        --   Ratio of Earnings to Fixed Charges
     23   (a)  --   Consent of KPMG Peat Marwick LLP
          (b)  --   Consent of Arthur Andersen LLP
          (c)  --   Consent of Brown & Wood LLP
          (d)  --   Consent of McCausland, Keen & Buckman (included in
                    Exhibit 5)
     25        --   Statement of Eligibility of Trustee on Form T-l

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Radnor, State of Pennsylvania on this 15th day of July, 1996.

                                   AIRGAS, INC.


                                   By:/s/ Peter McCausland
                                   ----------------------------------------
                                   Peter McCausland
                                   Chairman of the Board and
                                   Chief Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter McCausland and Todd R. Craun and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     SIGNATURE                  TITLE                               DATE
     ---------                  -----                               ----

   /s/Peter McCausland       Director, Chairman of the Board    July 15, 1996
- ---------------------------  and Chief Executive Officer
     Peter McCausland

   /s/Hermann Knieling       President and Chief Operating      July 15, 1996
- ---------------------------  Officer
     Hermann Knieling

   /s/Britton H. Murdoch     Vice President/Finance and Chief   July 15, 1996
- ---------------------------  Financial Officer
     Britton H. Murdoch

   /s/Jeffrey P. Cornwell    Assistant Vice President and       July 15, 1996
- ---------------------------  Corporate Controller
     Jeffrey P. Cornwell

   /s/W. Thacher Brown       Director                           July 15, 1996
- ---------------------------
     W. Thacher Brown

   /s/Frank B. Foster, III   Director                           July 15, 1996
- ---------------------------
     Frank B. Foster, III

   /s/Dr. Robert E. Naylor   Director                           July 15, 1996
- ---------------------------
     Dr. Robert E. Naylor

   /s/James M. Hoak, Jr.     Director                           July 15, 1996
- ---------------------------
     James M. Hoak, Jr.

   /s/Robert L. Yohe         Director                           July 15, 1996
- ---------------------------
     Robert L. Yohe

   /s/John A. H. Shober      Director                          July 15, 1996
- ---------------------------
     John A. H. Shober

   /s/Merrill L. Stott       Director                         July 15, 1996
- ---------------------------
     Merrill L. Stott

   /s/Erroll C. Sult         Director                        July 15, 1996
- ---------------------------
     Erroll C. Sult

_______________________________________________________________________________


                           SECURITIES AND EXCHANGE
                                  COMMISSION



                            WASHINGTON, D.C. 20549



                             ____________________



                                   FORM S-3


                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933


                             ___________________




                                 AIRGAS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                             ____________________

                                   EXHIBITS



______________________________________________________________________________

                                EXHIBIT INDEX


Exhibit                                                                  Page
- -------                                                                  ----

1(a)     Form of Universal Shelf Underwriting Agreement for Debt Securities,
         Preferred Stock and Common Stock . . . . . . . . . . . . . . . . . .

1(b)     Form of Distribution Agreement for Medium-Term Notes . . . . . . . .

4(a)     Indenture, dated as of July 1, 1996  . . . . . . . . . . . . . . . .

4(b)     Form of Certificate of Designation for the Preferred Stock . . . . .

4(c)     Form of Preferred Stock Certificate  . . . . . . . . . . . . . . . .

4(d)     Form of Common Stock Certificate . . . . . . . . . . . . . . . . . .

4(e)     Form of Medium-Term Note (Fixed Rate)  . . . . . . . . . . . . . . .

4(f)     Form of Medium-Term Note (Floating Rate) . . . . . . . . . . . . . .

4(g)     Form of Delayed Delivery Contract  . . . . . . . . . . . . . . . . .

5        Opinion of McCausland, Keen & Buckman  . . . . . . . . . . . . . . .

12       Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . . . . .

23(a)    Consent of KPMG Peat Marwick LLP   . . . . . . . . . . . . . . . . .

23(b)    Consent of Arthur Andersen LLP   . . . . . . . . . . . . . . . . . .

23(c)    Consent of Brown & Wood LLP  . . . . . . . . . . . . . . . . . . . .

25       Statement of Eligibility of Trustee on Form T-l  . . . . . . . . . .

                                                                 EXHIBIT 1(a)

                                 AIRGAS, INC.
                           (a Delaware corporation)


                                 Common Stock
                               Preferred Stock
                             and Debt Securities


                        FORM OF UNDERWRITING AGREEMENT
                        ------------------------------

                                                             (        ), 1996

(Name of Underwriter)


Ladies and Gentlemen:

     Airgas, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to $450,000,000 aggregate initial public offering price of its (i) shares of common stock, par value $.01 per share (the "Common Stock"), (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and (iii) debt securities (the "Debt Securities") or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

     The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of designation (each, a "Certificate of Designation") relating to such series of Preferred Stock.

     The Debt Securities will be issued in one or more series under an indenture, dated as of July 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

     As used herein, "Securities" shall mean the Common Stock, Preferred Stock or Debt Securities initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Preferred Stock or Debt Securities issuable upon conversion of the Preferred Stock or Debt Securities, as applicable.

     Whenever the Company determines to make an offering of Securities through (name of Underwriter), or through an underwriting syndicate managed by (Underwriter), the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, (Underwriter) and such other underwriters, if any, selected by (Underwriter) (the "Underwriters", which term shall include (Underwriter), whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than (Underwriter) acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and (Underwriter), acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities through (Underwriter) as sole Underwriter or through an underwriting syndicate managed by (Underwriter) will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

     The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (No. 333--) (and pre-effective amendment(s) no(s). - thereto) for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement
(as so amended, if applicable), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement
(the "Prospectus Supplement") relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement.
For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data
Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

         SECTION 1.  Representations and Warranties.
                     ------------------------------
         (a) Representations and Warranties by the Company. The Company represents and warrants to (Underwriter), as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

         (1)  Compliance with Registration Requirements.  The Company
              -----------------------------------------
meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration

         Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

         At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the
"Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through (Underwriter) expressly for use in the Registration Statement or the Prospectus.

         Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (2)  Incorporated Documents.  The documents incorporated or
              ----------------------
deemed to be incorporated by reference in the Registration Statement and the Prospectus, (when they became effective or) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (3)  Independent Accountants.  The accountants who certified the
              -----------------------
financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (4)  Financial Statements.  The financial statements of the
              --------------------
Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the

Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (5)  No Material Adverse Change in Business.  Since the
               --------------------------------------
respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (6)  Good Standing of the Company.  The Company has been duly
               ----------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement. The Company is duly rqualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (7)  Good Standing of Subsidiaries.  Each subsidiary of the
               -----------------------------
Company (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

          (8)  Capitalization.  If the Prospectus contains a
               --------------
"Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (9)  Authorization of this Underwriting Agreement and Terms
               ------------------------------------------------------
Agreement.  This Underwriting Agreement has been, and the applicable
- ---------
Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

          (10)  Authorization of Common Stock.  If the Underwritten
                -----------------------------
Securities being sold pursuant to the applicable Terms Agreement include Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms

Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities is or will be subject to personal liability by reason of being such a holder.

          (11)  Authorization of Preferred Stock.  If the Underwritten
                --------------------------------
Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Preferred Stock is or will be subject to personal liability by reason of being such a holder. The applicable Certificate of Designations will be in full force and effect prior to the Closing Time.

          (12)  Authorization of Debt Securities.  If the Underwritten
                --------------------------------
Securities being sold pursuant to the applicable Terms Agreement include
Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

          (13)  Authorization of the Indenture.  If the Underwritten
                ------------------------------
Securities being sold pursuant to the
applicable Terms Agreement include Debt Securities or if Preferred Stock is convertible into Debt Securities, the Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except asthe enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (14)  Authorization of Underlying Securities.  If the Underlying
                --------------------------------------
Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock or Preferred Stock, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon conversion of the related Preferred Stock or Debt Securities, as applicable. If the Underlying Securities include Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon conversion of the related Preferred Stock. Such Underlying Securities, when issued and authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the related Preferred Stock, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (15)  Descriptions of the Underwritten Securities, Underlying
                -------------------------------------------------------
Securities and Indenture.  The Underwritten Securities being sold pursuant
- ------------------------
to the Indenture and the applicable Terms Agreement, as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related
Underwritten Securities, will
conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (16)  Absence of Defaults and Conflicts.  Neither the Company
                ---------------------------------
nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any if its subsidiaries or any of their assets, properties or operations. As used herein, a

"Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (17)  Absence of Proceedings.  There is not pending or
                ----------------------
threatened any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under this Underwriting Agreement, the applicable Terms Agreement or the Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (18)  Absence of Further Requirements.  No filing with, or
                -------------------------------
authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or the Indenture, except such as have been already obtained or as may be required under state securities laws.

          (19)  Possession of Intellectual Property.  The Company and its
                -----------------------------------
subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

(collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (20)  Possession of Licenses and Permits.  The Company and its
                ----------------------------------
subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (21)  Commodity Exchange Act. If the Underwritten Securities
                ----------------------
being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities, as the case may be, such Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          (22) Investment Company Act.  The Company is not, and upon the
               ----------------------
issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (23)  Compliance with Cuba Act.  The Company has complied with,
                ------------------------
and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

     (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) Option Underwritten Securities. In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten
Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by (Underwriter) to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by (Underwriter), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by (Underwriter) and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as (Underwriter) in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

     (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of (
   ), or at such other place as shall be agreed upon by (Underwriter) and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by (Underwriter) and the Company (such time and date
of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities,
shall be made at the above-mentioned offices of (        ), or at such
other place as shall be agreed upon by (Underwriter) and the Company, on the relevant Date of Delivery as specified in the notice from (Underwriter) to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to (Underwriter) for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized (Underwriter), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. (Underwriter), individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. The Underwritten Securities, certificates for the Underwritten Securities shall be in such denominations and registered in such names as (Underwriter) may request in writing at least one full business day prior to the

Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities as applicable, will be made available for examination and packaging by (Underwriter) in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with
                 ------------------------
(Underwriter) and with each Underwriter participating in the offering of Underwritten Securities, as follows:

          (a) Notice of Certain Events. The Company will notify each Underwriter immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration
Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice of suspension of qualification and, if issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Notice of Certain Proposed Filings. The Company will give each Underwriter advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Securities, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any Terms Agreement), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish such Underwriter with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which such Underwriters or counsel for the Underwriters shall reasonably object.

          (c)   Copies of the Registration Statement and the Prospectus.
The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (or originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents filed pursuant to the 1934 Act and incorporated by reference in the Prospectus) as such Underwriter may reasonably request. The Company will furnish to each Underwriter as many copies of the Prospectus (as amended or supplemented) as such Underwriter shall reasonably request so long as such Underwriter is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

          (d) Preparation of Prospectus Supplements. The Company will prepare, with respect to any Securities to be sold through or to such Underwriter pursuant to this Agreement, a Prospectus Supplement with respect to such Securities in a form previously approved by the Underwriters and will file such Prospectus Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Prospectus Supplement is first used.

          (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in this subsection, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Underwriter to cease the solicitation of offers to purchase the Securities in such Underwriter's capacity as agent and to cease sales of any Notes such Underwriter may then own as principal (and, if so notified, such Underwriter shall cease such solicitations as soon as practicable, but in any event not later than one business day later), and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the

1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (e) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Underwriter, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (g)  Prospectus Revisions -- Audited Financial Information.
Except as otherwise provided in subsection (e) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

          (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with such Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as such Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities ; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          (j) Stand-Off Agreement. Unless otherwise specified by such Underwriter in connection with a purchase by it of Securities as principal, between the date of the agreement to purchase such Securities and the Closing Time with respect to such purchase, the Company will not, without such Underwriter's prior written consent, offer or sell, or enter into any agreement to sell, any Debt Securities of the Company (other than the Securities that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

          (k) Reservation of Securities. If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock or Preferred Stock the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon conversion of the Preferred Stock or Debt Securities, as applicable.

          (l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (m) Listing. The Company will use its best efforts to effect the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

          (n) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms

Agreement, the Company will not, without the prior written consent of (Underwriter), directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement.

          (o) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.  (a) Expenses.  The Company will pay
                 -------------------
all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Prospectus Supplement and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities, and (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in the bylaws of the NASD), if applicable.

     (b) Termination of Agreement. If the applicable Terms Agreement is terminated by (Underwriter) in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations
                 ---------------------------------------
of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

          (b)  Opinion of Counsel for Company.  At Closing Time,
(Underwriter) shall have received the favorable opinion, dated as of Closing Time, of McCausland, Keen & Buckman, counsel for the Company, in form and substance reasonably acceptable to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and to such further effect as counsel to the Underwriters may reasonably request.

          (c) Opinion of Counsel for Underwriters. At Closing Time, (Underwriter) shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably acceptable to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (Underwriter) shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, (Underwriter) shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to (Underwriter), together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) Bring-down Comfort Letter. At Closing Time, (Underwriter) shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (g)  Ratings.  At Closing Time and at any relevant Date of
Delivery, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to (Underwriter) a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to (Underwriter), confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

          (h) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

          (i) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) Lock-up Agreements. On the date of the applicable Terms Agreement, (Underwriter) shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

          (k) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Company in the applicable
Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, (Underwriter) shall have received:

               (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of McCausland, Keen & Buckman, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (3) The favorable opinion of Brown & Wood, counsel for the Underwriters, dated such Date of Delivery, relating to the Option
Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (4) A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to (Underwriter) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to (Underwriter) pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

          (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to (Underwriter) and counsel for the Underwriters.

          (m) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by (Underwriter) by notice to the Company at any time at or prior to the Closing Time (or such Date of

Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by (Underwriter)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any
- --------  -------
loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through (Underwriter) expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through (Underwriter) expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.
In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by (Underwriter), and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in
                 ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial
Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive
                 -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in
- --------
this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

     SECTION 9.  Termination.
                 -----------

     (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by (Underwriter) upon the giving of 30 days' prior written notice of such termination to the other party hereto.

     (b)  Terms Agreement.   (Underwriter) may terminate the applicable
Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities indexed to one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of (Underwriter), impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or (national exchange), or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities indexed to one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

     (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Underwriters.  If one or
                  ------------------------------------------
more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then (Underwriter) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, (Underwriter) shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the

Company with respect to the related Option Underwritten Securities, as the case may be, either (Underwriter) or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 11.  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Underwriters shall be directed to (Underwriter) at (              ),
attention of (     ); and notices to the Company shall be directed to it
at 5 Radnor Corporate Center, 100 Matsonford Road, Suite 550, Radnor,
Pennsylvania 19087, attention of (           ).

     SECTION 12.  Parties.  This Underwriting Agreement and the applicable
                  -------
Terms Agreement shall each inure to the benefit of and be binding upon the Company, (Underwriter) and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS UNDERWRITING AGREEMENT AND
                  ----------------------
ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings
                  ------------------
herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between (Underwriter) and the Company in accordance with its terms.

                              Very truly yours,

                              AIRGAS, INC.


                              By:
                                  ----------------------------
                                   Name:
                                   Title:

CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

(Underwriter)


By:
     -----------------------------------
     Authorized Signatory

                                                                    Exhibit A



                                 AIRGAS, INC.
                           (a Delaware Corporation)

                (Common Stock/Preferred Stock/Debt Securities)

                               TERMS AGREEMENT
                               ---------------


                                                             (        ), 1996


To:    Airgas, Inc.
       (address of Issuer)


Ladies and Gentlemen:

     We understand that Airgas, Inc., a Delaware corporation (the "Company"),
proposes to issue and sell (       shares of its common stock, par value
$(   ) per share (the "Common Stock")) (        shares of its preferred stock,
par value $(   ) per share (the "Preferred Stock")) ($           aggregate
principal amount of its debt securities (the "Debt Securities")) ((such securities also being hereinafter referred to as) the "(Initial) Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we (the underwriters named below (the "Underwriters")) offer to purchase (, severally and not jointly,) the ((number) (principal) (amount) of) Underwritten Securities (opposite their names set forth below) at the purchase price set forth below (, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased).

                    (Number)
                    (Principal Amount)
                    Underwriter of (Initial)
                    Underwritten Securities


                                                       ________________
                    Total                              ($)
                                                        ===============

     The Underwritten Securities shall have the following terms:

                                (Common Stock)
                                --------------
Title:
Number of shares:
Number of Option Underwritten Securities:
Initial public offering price per share:  $
Purchase price per share:  $
Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:

                              (Preferred Stock)
                              -----------------
Title:
Rank:
Ratings:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Stated value:  $
Liquidation preference per share:  $
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $___ plus accumulated dividends, if any, from _____
Purchase price per share:  $___ plus accumulated dividends, if any, from
_____
Other terms and conditions:
Closing date and location:

                              (Debt Securities)
                               ---------------

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:

Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering: (Fixed) (Variable) Price Offering
     If Fixed Price Offering, initial public offering price per
     share:            % of the principal amount, plus accrued
     interest (amortized original issue discount), if any, from
     _________________.
Purchase price per share: ___% of principal amount, plus accrued interest (amortized original issue discount), if any, from
_________________.
Form:
Other terms and conditions:
Closing date and location:

     Please accept this offer no later than ____ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms
Agreement in the space set forth below and returning the signed copy to us.

                            Very truly yours,

                            (Underwriter)


                            By _________________________
                                 Authorized Signatory

                            (Acting on behalf of itself and the other named
Underwriters.)


Accepted:

AIRGAS, INC.

By _________________________
    Name:
    Title:

                                                                 EXHIBIT 1(b)

                                 AIRGAS, INC.
                          Medium-Term Notes Due From
                     9 Months or More from Date of Issue
                                   Form of
                            DISTRIBUTION AGREEMENT


                                                           (          ), 1996



NationsBanc Capital Markets, Inc.
Donaldson, Lufkin & Jenrette
   Securities Corporation
First Union Capital Markets Corp.
Morgan Stanley & Co. Incorporated
William Blair & Company
c/o  NationsBanc Capital Markets, Inc.
     NationsBank Corporate Center
     100 North Tryon Street
     Charlotte, North Carolina  28255-0065

Dear Sirs and Madams:

     Airgas, Inc., a Delaware corporation (the "Company"), confirms its agreement with NationsBanc Capital Markets, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, First Union Capital Markets Corp., Morgan Stanley & Co. Incorporated and William Blair & Company (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of July 1, 1996 between the Company and The Bank of New York, as trustee (the "Trustee"), and pursuant to resolutions adopted by the Board of Directors of the Company.
As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $450,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement.

     This Agreement provides both for the sale of Notes by the Company to the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the Agents), in which case each of the Agents will act as an agent of the Company in soliciting purchases of Notes.

     The Company has filed with the Securities and Exchange Commission
(the "SEC") a registration statement on Form S-3 (No. 333-(      )) for the
registration of debt
securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.   Appointment as Agents.
             ---------------------

     (a)  Appointment.  Subject to the terms and conditions stated herein and
          -----------
subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. Each of the Agents is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by an Agent as principal for resale to others but is not authorized to appoint sub-agents. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, unless otherwise agreed, the Company will not contact or solicit potential investors to purchase the Notes and will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes.

     (b)   Sale of Notes.  The Company shall not sell or approve the
           -------------
solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

     (c)   Purchases as Principal.  The Agents shall not have any obligation
           ----------------------
to purchase Notes from the Company as principal, but the Agents may agree from time to time to purchase Notes as principal. Any such purchase of Notes by any Agent as principal shall be made in accordance with Section 3(a) hereof.

     (d)   Solicitations as Agent.  In soliciting purchases of the Notes on
           ----------------------
behalf of the Company each Agent will act solely as agent for the Company and not as principal. Each Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to each Agent any commission to which it would be entitled in connection with such sale.

     (e)   Reliance.  The Company and the Agents agree that any Notes
           --------
purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.   Representations and Warranties.
             ------------------------------

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to any Agent as principal or through any Agent as agent), as of the date of each delivery of Notes (whether to any Agent as principal or through any Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i)   Due Incorporation and Foreign Qualification.  The Company has
                -------------------------------------------
     been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

          (ii)   Subsidiaries.  Each subsidiary of the Company has been duly
                 ------------
     incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii)   Registration Statement and Prospectus.  The Registration
                  -------------------------------------
     Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder.  The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein
     or  necessary  to  make  the statements therein  not misleading.   The
     Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which
     they   were  made,  not   misleading;  provided,  however,   that  the
     representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use in the Registration Statement or Prospectus to relate to a particular issuance of Notes.

          (iv)   Incorporated Documents.  The documents incorporated by
                 ----------------------
     reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the 1933 Act Regulations and the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"), and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v)   Accountants.  The accountants who certified the financial
                -----------
     statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (vi)   Financial Statements.  The financial statements and any
                 --------------------
     supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (vii)   Authorization and Validity of this Agreement, Terms
                  ---------------------------------------------------
     Agreements, the Indenture and the Notes. Each of this Agreement and any --------------------------------------- applicable Terms Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Trustee, will be a valid and binding agreement enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement and any applicable Terms Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agent and will conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

          (viii)   Material Changes or Material Transactions.  Since the
                   -----------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein
     (a) there has been no material adverse change, or any development involving a prospective material adverse charge, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business and (b) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

          (ix)   No Defaults; Regulatory Approvals.  Neither the Company nor
                 ---------------------------------
     any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; the execution and delivery of this Agreement, any applicable Terms Agreement and the Indenture and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body (including the SEC) is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities ("Blue Sky") laws.

          (x)   Legal Proceedings; Contracts.  Except as disclosed in the
                ----------------------------
     Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the validity of this Agreement, the Indenture or the Notes or any transaction contemplated hereby or thereby; and there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents which are required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

          (xi)   Licenses.  Neither the Company nor any of its subsidiaries
                 --------
     is, in any material respect, in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted.

          (xii)   Trademarks; Service Marks.  The Company and its
                  -------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, except as set forth or incorporated by reference in the Registration Statement, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xiii)   Investment Company Act.  Neither the Company nor any of
                   ----------------------
     its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the ("1940 Act").

          (xiv)   Commodity Exchange Act.  The Notes, when issued,
                  ----------------------
     authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

          (xv)   Florida Statute.  The Company has complied and will comply
                 ---------------
     with all the provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          (xvi)   Ratings.  The Notes are rated (     ) by Moody's Investors
                  -------
     Service, Inc. and (     ) by Standard & Poor's Ratings Group, a division of
     the McGraw-Hill Companies, Inc.

     (b) Any certificate signed by any director or officer of the Company and delivered to any Agent or to counsel for the Agents in connection with any offering of Notes through any Agent as agent or the sale of Notes to any Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.   Purchases as Principal; Solicitations as Agent.
             ----------------------------------------------

     (a)   Purchases as Principal.  Unless otherwise agreed by the Agents and
           ----------------------
the Company, Notes shall be purchased by the Agents as principal. Such purchases shall be made in accordance with the terms contained herein and such additional terms agreed upon by the Agents and the Company (which terms shall be, at the option of the Agents, either (i) set forth in a separate agreement (each a "Terms Agreement"), substantially in the form of Exhibit
A or (ii) agreed upon orally, with written confirmation prepared by the Agents and mailed to the Company). Each Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Notes, unless otherwise agreed, shall be at a discount equivalent to the applicable commission set forth in Exhibit B hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by any Agent as principal, such Agent shall specify the requirements for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof, respectively, and any requirement for an opinion from counsel to the Agents.

     (b)   Solicitations as Agent.  On the basis of the representations and
           ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agent, commencing at any time for any period of time or permanently. As soon as practicable, but in any event not later than one business day after receipt of instructions from the Company, the Agents will suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, in the form of a discount from the principal amount of the Notes (or as otherwise agreed by such Agent and the Company), equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

     (c)   Administrative Procedures.  The purchase price, interest rate or
           -------------------------
formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit C hereto shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes (a "Pricing Supplement"). Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures set forth in Exhibit D hereto.

SECTION 4.   Covenants of the Company.
             ------------------------

          The Company covenants with each Agent as follows:

     (a)   Notice of Certain Events.  The Company will  notify such Agent
           ------------------------
immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose (vi) any change in any rating assigned to the Company by any rating agency, and (vii) of the receipt by the Company of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice of suspension of qualification and, if issued, to obtain the lifting thereof at the earliest possible moment.

     (b)   Notice of Certain Proposed Filings.  The Company will give such
           ----------------------------------
Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any Pricing Supplement), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish such Agent with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which such Agents or counsel for the Agents shall reasonably object.

     (c)   Copies of the Registration Statement and the Prospectus.  The
           --------------------------------------------------------
Company will deliver to each Agent as many signed and conformed copies of the Registration Statement (or originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents filed pursuant to the 1934 Act and incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d)   Preparation of Pricing Supplements.  The Company will prepare,
           ----------------------------------
with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

     (e)   Revisions of Prospectus -- Material Changes.  Except as otherwise
           -------------------------------------------
provided in this subsection, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later), and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f)   Prospectus Revisions -- Periodic Financial Information.  Except
           ------------------------------------------------------
as otherwise provided in subsection (e) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to such Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g)   Prospectus Revisions -- Audited Financial Information.  Except as
           -----------------------------------------------------
otherwise provided in subsection (e) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h)   Earnings Statements.  The Company will make generally available
           -------------------
to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (i)   Blue Sky Qualifications.  The Company will endeavor, in
           -----------------------
cooperation with such Agent, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as such Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

     (j)   1934 Act Filings.  The Company, during the period when the
           ----------------
Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the prescribed time periods therefor.

     (k)   Stand-Off Agreement.  Unless otherwise specified by such Agent in
           -------------------
connection with a purchase by it of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without such Agent's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

     (l)   Suspension of Certain Obligations.  The Company shall not be
           ---------------------------------
required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time such Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company pursuant to Section 3(b), provided that such Agent shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or such Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5.   Conditions of Obligations.
             -------------------------

          The obligations of any Agent to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through any Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a)   Legal Opinions.  On the date hereof, the Agents shall have
           --------------
received the following legal opinions, of even date herewith and in form and substance satisfactory to the Agents:

          (1)   Opinion of Company Counsel.  The opinion of McCausland, Keen
                --------------------------
& Buckman, counsel to the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

               (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, is owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

               (v) Each of this Agreement and any applicable Terms Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles.

               (vii) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement and any applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and each holder of Notes will be entitled to the benefits of the Indenture.

               (viii) The statements in the Prospectus Supplement under the captions "Descriptions of Notes" and in the Prospectus under "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, fairly summarize the documents described; and the Notes and the Indenture conform in all material respects to their descriptions under such captions.

               (ix)   The Indenture is qualified under the 1939 Act.

               (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

               (xi) At the time the Registration Statement became effective, the Registration Statement appeared appropriately responsive in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

               (xii) To the best of such counsel's knowledge, except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting, the Company or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the validity of this Agreement, the Indenture or the Notes or any transaction contemplated hereby or thereby;

               (xiii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement and the Indenture and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company.

               (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Prospectus or to be filed as exhibits the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

               (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body (including the SEC) is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under the state securities laws.

               (xvi) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need not express an opinion), at the time they were filed with the SEC, appeared appropriately responsive in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the 1933 Act Regulations and the 1934 Act Regulations thereunder, and, such counsel has no reason to believe that such documents did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xvii) Neither the Company nor any of its subsidiaries is required to be registered under the 1940 Act.

          (2)   Opinion of Counsel to the Agents.  The opinion of Brown &
                --------------------------------
Wood, counsel to the Agents, covering the matters referred to in subparagraph
(1) under the subheadings (i) and (v) to (xi), inclusive, above.

          (3)   In giving their opinions required by subsection (a)(1) and
(a)(2) of this Section, McCausland, Keen & Buckman and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be, or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal pursuant to Section 7(c) hereof) at the date of any agreement by an Agent to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b)   Officer's Certificate.  At the date hereof, the Agents shall have
           ---------------------
received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, of even date herewith, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any agreement by an Agent to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate,
(iii) the Company has performed or complied with all agreements and satisfied all
                                      18
conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

     (c)   Comfort Letter.  On the date hereof, the Agents shall have
           --------------
received a letter from KPMG Peat Marwick LLP, of even date herewith and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

          (ii) In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or any material modifications should be made to such statements incorporated by reference in the

Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net current assets or net assets of the Company and its subsidiaries any increases or decreases in any other items specified by the Agents, in each case as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or the total or per share amounts of consolidated net income of the Company and its subsidiaries or any increases or decreases in any other items specified by the Agents, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (d)   Other Documents.  On the date hereof and on each Settlement Date,
           ---------------
counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of sale of

Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, any applicable agreement by such Agent to purchase Notes as principal) may be terminated by any Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.   Delivery of and Payment for Notes Sold through the Agents.
             ---------------------------------------------------------
          Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such fund were credited to the company's account.

SECTION 7.   Additional Covenants of the Company.
             -----------------------------------
          The Company covenants and agrees with each Agent that:

     (a)   Reaffirmation of Representations and Warranties.  Each acceptance
           -----------------------------------------------
by it of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), and each delivery of Notes to such Agent (whether to such Agent as principal or through such Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b)   Subsequent Delivery of Officer's Certificates.  Each time that (i)
          ----------------------------------------------
the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and, unless such Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless such Agent shall otherwise specify), (iii) (if required in connection with the purchase of Notes by such Agent as principal) the Company sells Notes to such Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c)   Subsequent Delivery of Legal Opinions.  Each time that (i) the
           -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented
(other than by a Pricing Supplement or an amendment or supplement providing solely for the inclusion of additional financial information, and, unless such Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless such Agent shall otherwise specify), (iii) (if required in connection with the purchase of Notes by such Agent as principal) the Company sells Notes to such Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to the Agents a written opinion of McCausland, Keen
& Buckman, Counsel to the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to such Agent shall furnish such Agent with a letter to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d)   Subsequent Delivery of Comfort Letters.  Each time that (i) the
           --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (ii) (if required in connection with the purchase of Notes by such Agent as principal) the Company sells Notes to such Agent as principal, the Company shall cause KPMG Peat Marwick LLP forthwith to furnish such Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and
(iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG Peat Marwick LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent, such letter should cover such other information.

SECTION 8.   Indemnification.
             ---------------

     (a)   Indemnification of the Agents.  The Company agrees to indemnify
           -----------------------------
and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any of the Agents expressly for use in the Registration Statement or the Prospectus to relate to a particular issuance of Notes;

          (ii) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, joint or several, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b)   Indemnification of Company.  Each Agent, severally and not
           --------------------------
jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage or expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) to relate to a particular issuance of Notes.

     (c)   General.  Each indemnified party shall give prompt notice to each
           -------
indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.   Contribution.
             ------------

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions so that each Agent is responsible for that portion represented by the percentage that the total commission or underwriting discount received by such Agent in respect of the Notes from which such loss, liability, claim, damage and expense arise, to the date of such loss, liability, claim, damage and expense bears to the total sales price of such Notes from the sale to or through such Agent, and the Company is responsible for the balance; provided, however, that (i) in no case shall an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.   Payment of Expenses.
              -------------------
          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b)  The preparation, filing and reproduction of this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent, Paying Agent or Issuing Agent;

     (e) The reasonable fees and disbursements of counsel to the Agent incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation and printing of any Blue Sky Survey and any Legal Investment Survey;

     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

     (i)  Any fees charged by rating agencies for the rating of the Notes;

     (j) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

     (k) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

     (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

     (m) The cost of providing any CUSIP or other identification numbers for the Notes; and

     (n) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.   Representations, Warranties and Agreements to Survive Delivery.
              --------------------------------------------------------------
     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.   Termination.
              -----------
     (a)  Termination of this Agreement.  This Agreement (excluding any
          -----------------------------
agreement hereunder by the Agent to purchase Notes as principal) may be terminated for any reason, at any time by either the Company as to any Agent or the Agent as to such Agent upon the giving of written notice of such termination to the other party hereto.

     (b)  Termination of Agreement to Purchase Notes as Principal.  Any Agent
          -------------------------------------------------------
may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Delaware authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections

8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.   Notices.
              -------
     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Airgas, Inc.
          5 Radnor Corporate Center
          Suite 550
          Radnor, Pennsylvania  19087
          Attention: Jim Borum

     If to the Agents:

          NationsBank Corporate Center
          NC 1007-06-07
          100 North Tryon Street
          Charlotte, North Carolina  28255-0065
          Attention: Lynn T. McConnell
          Fax:  (704) 386-2044

          Donaldson, Lufkin & Jenrette
               Securities Corporation
          277 Park Avenue
          New York, New York 10172
          Attention: Saundra Gulley
          Fax: (212) 892-8244

          First Union Capital Markets Corp.
          301 South College Street
          Charlotte, North Carolina 28288-0604
          Attention: Steve Taylor
          Fax: (704) 383-9527

          Morgan Stanley & Co. Incorporated
          1585 Broadway
          New York, New York 10036
          Attention:
          Fax:

          William Blair & Company LLC
          222 West Adams Street
          Chicago, Illinois 60606
          Attention: David Morrison
          Fax: (312) 236-0174
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.   Governing Law.
              -------------
     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.   Parties.
              -------
     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                              Very truly yours,

                              AIRGAS, INC.


                              By:  _________________________
                                   Name:
                                   Title:
Accepted:

NATIONSBANC CAPITAL MARKETS, INC.


By:  _________________________
     Name:
     Title:

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION




By:  _________________________
     Name:
     Title:

FIRST UNION CAPITAL MARKETS CORP.


By:  _________________________
     Name:
     Title:

MORGAN STANLEY & CO. INCORPORATED


By:  _________________________
     Name:
     Title:

WILLIAM BLAIR & COMPANY


By:  _________________________
     Name:
     Title:

                                                                    EXHIBIT B



                           SCHEDULE OF COMMISSIONS

     Range of Maturities                                  Commission Rate
     -------------------                                  ---------------


     From 9 months to less than 1 year                           .125%
     From 1 year to less than 18 months                          .150%
     From 18 months to less than 2 years                         .200%
     From 2 years to less than 3 years                           .250%
     From 3 years to less than 4 years                           .350%
     From 4 years to less than 5 years                           .450%
     From 5 years to less than 6 years                           .500%
     From 6 years to less than 7 years                           .550%
     From 7 years to less than 10 years                          .600%
     From 10 years to less than 15 years                         .625%
     From 15 years to less than 20 years                         .675%
     From 20 years to less than 30 years                         .750%
     From 30 years                                     negotiable among the
                                                       Company and the agents at
                                                       the time such Notes are
                                                       issued

                                                                    EXHIBIT C

     The following terms, if applicable, shall be agreed to by the Agents and the Company in connection with each sale of Notes:

     Principal Amount: $__________
          (or principal amount of foreign currency)

     Interest Rate:
          If Fixed Rate Note, Interest Rate:

     If Floating Rate Note:
          Interest Rate Basis:
          Initial Interest Rate:
          Spread or Spread Multiplier, if any:
          Interest Reset Date(s):
          Interest Payment Date(s):  (Months and Dates)
          Index Maturity:
          Maximum Interest Rate, if any:
          Minimum Interest Rate, if any:
          Interest Reset Period:
          Interest Payment Period:
          Calculation Agent:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction:
     If Repayable:
          Optional Repayment Date(s):

     Date of Maturity:
     Purchase Price:  __%
     Settlement Date and Time:
     Currency of Denomination:
     Denominations (if currency is other than U.S. dollar):
     Currency of Payment:
     Additional Terms:

Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

     Officer's Certificate pursuant to Section 7(b) of the Distribution
     Agreement.
     Legal Opinion pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.
     Legal Opinion with respect to matters referenced in Section 5(a)(2) of the Distribution Agreement.

                                                                EXHIBIT 4 (a)

(Form of Indenture)

                                                                (Draft No. 1)








           -----------------------------------------------------





                                 AIRGAS, INC.



                                      TO


                             THE BANK OF NEW YORK

                                   Trustee




                         --------------------------

                                  Indenture

                           Dated as of July 1, 1996


                         -------------------------

                               Debt Securities






           -----------------------------------------------------

                              TABLE OF CONTENTS

                                                                         Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


ARTICLE ONE



           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
           SECTION 101.  Definitions  . . . . . . . . . . . . . . . . . .   1
                         -----------
          Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Additional Amounts  . . . . . . . . . . . . . . . . . . . . . .   2
          Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Attributable Debt . . . . . . . . . . . . . . . . . . . . . . .   2
          Authenticating Agent  . . . . . . . . . . . . . . . . . . . . .   3
          Authorized Newspaper  . . . . . . . . . . . . . . . . . . . . .   3
          Bankruptcy Law  . . . . . . . . . . . . . . . . . . . . . . . .   3
          Bearer Security . . . . . . . . . . . . . . . . . . . . . . . .   3
          Board of Directors  . . . . . . . . . . . . . . . . . . . . . .   3
          Board Resolution  . . . . . . . . . . . . . . . . . . . . . . .   3
          Business Day  . . . . . . . . . . . . . . . . . . . . . . . . .   3
          CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Commission  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Company Request and Company Order   . . . . . . . . . . . . . .   4
          Consolidated Net Tangible Assets  . . . . . . . . . . . . . . .   4
          Conversion Event  . . . . . . . . . . . . . . . . . . . . . . .   4
          Corporate Trust Office  . . . . . . . . . . . . . . . . . . . .   4
          corporation . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          coupon  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . .   5
          Dollar or $   . . . . . . . . . . . . . . . . . . . . . . . . .   5
          ECU . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          European Communities  . . . . . . . . . . . . . . . . . . . . .   5
          European Monetary System  . . . . . . . . . . . . . . . . . . .   5
          Event of Default  . . . . . . . . . . . . . . . . . . . . . . .   5
          Foreign Currency  . . . . . . . . . . . . . . . . . . . . . . .   5
          Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Funds from Operations . . . . . . . . . . . . . . . . . . . . .   5
          Government Obligations  . . . . . . . . . . . . . . . . . . . .   6
          Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Indexed Security  . . . . . . . . . . . . . . . . . . . . . . .   7
          interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Interest Payment Date . . . . . . . . . . . . . . . . . . . . .   7

          Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Officers' Certificate . . . . . . . . . . . . . . . . . . . . .   7
          Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .   7
          Original Issue Discount Security  . . . . . . . . . . . . . . .   7
          Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Place of Payment  . . . . . . . . . . . . . . . . . . . . . . .   9
          Predecessor Security  . . . . . . . . . . . . . . . . . . . . .   9
          Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .   9
          Principal Property  . . . . . . . . . . . . . . . . . . . . . .  10
          Redemption Date . . . . . . . . . . . . . . . . . . . . . . . .  10
          Redemption Price  . . . . . . . . . . . . . . . . . . . . . . .  10
          Registered Security . . . . . . . . . . . . . . . . . . . . . .  10
          Regular Record Date . . . . . . . . . . . . . . . . . . . . . .  10
          Repayment Date  . . . . . . . . . . . . . . . . . . . . . . . .  10
          Repayment Price . . . . . . . . . . . . . . . . . . . . . . . .  10
          Responsible Officer . . . . . . . . . . . . . . . . . . . . . .  10
          Restricted Subsidiary . . . . . . . . . . . . . . . . . . . . .  11
          sale and leaseback transaction  . . . . . . . . . . . . . . . .  11
          Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Security Register and Security Registrar  . . . . . . . . . . .  11
          Significant Subsidiary  . . . . . . . . . . . . . . . . . . . .  11
          Special Record Date . . . . . . . . . . . . . . . . . . . . . .  11
          Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . .  11
          Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Trust Indenture Act or TIA  . . . . . . . . . . . . . . . . . .  12
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          United States . . . . . . . . . . . . . . . . . . . . . . . . .  12
          United States person  . . . . . . . . . . . . . . . . . . . . .  12
          Yield to Maturity . . . . . . . . . . . . . . . . . . . . . . .  12

     SECTION 102.  Compliance Certificates and Opinions . . . . . . . . .  12
                   ------------------------------------
     SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . .  13
                   --------------------------------------
     SECTION 104.  Acts of Holders  . . . . . . . . . . . . . . . . . . .  14
                   ---------------
     SECTION 105.  Notices, etc., to Trustee and Company  . . . . . . . .  16
                   -------------------------------------
     SECTION 106.  Notice to Holders; Waiver  . . . . . . . . . . . . . .  16
                   -------------------------
     SECTION 107.  Effect of Headings and Table of Contents . . . . . . .  17
                   ----------------------------------------
     SECTION 108.  Successors and Assigns . . . . . . . . . . . . . . . .  17
                   ----------------------
     SECTION 109.  Separability Clause  . . . . . . . . . . . . . . . . .  17
                   -------------------
     SECTION 110.  Benefits of Indenture  . . . . . . . . . . . . . . . .  18
                   ---------------------
     SECTION 111.  Governing Law  . . . . . . . . . . . . . . . . . . . .  18
                   -------------
     SECTION 112.  Legal Holidays . . . . . . . . . . . . . . . . . . . .  18
                   --------------

                                 ARTICLE TWO

                               SECURITIES FORMS

     SECTION 201.  Forms of Securities  . . . . . . . . . . . . . . . . .  18
                   -------------------
     SECTION 202.  Form of Trustee's Certificate of
                   --------------------------------
                   Authentication  . . . . . . . . . . . . . . . . . . .   19
                   --------------
     SECTION 203.  Securities Issuable in Global Form . . . . . . . . . .  19
                   ----------------------------------

                                ARTICLE THREE

                                THE SECURITIES

     SECTION 301.  Amount Unlimited; Issuable in Series . . . . . . . . .  20
     SECTION 302.  Denominations  . . . . . . . . . . . . . . . . . . . .  25
     SECTION 303.  Execution, Authentication, Delivery and Dating . . . .  25
     SECTION 304.  Temporary Securities . . . . . . . . . . . . . . . . .  28
     SECTION 305.  Registration, Registration of Transfer and
                   Exchange   . . . . . . . . . . . . . . . . . . . . . .  31
     SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                   Securities   . . . . . . . . . . . . . . . . . . . . .  35
     SECTION 307.  Payment of Interest; Interest Rights
                   Preserved  . . . . . . . . . . . . . . . . . . . . . .  36
     SECTION 308.  Persons Deemed Owners  . . . . . . . . . . . . . . . .  38
     SECTION 309.  Cancellation . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 310.  Computation of Interest  . . . . . . . . . . . . . . .  40

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

     SECTION 401.  Satisfaction and Discharge of Indenture  . . . . . . .  40
     SECTION 402.  Application of Trust Funds . . . . . . . . . . . . . .  42

                                 ARTICLE FIVE

                                   REMEDIES

     SECTION 501.  Events of Default  . . . . . . . . . . . . . . . . . .  42
     SECTION 502.  Acceleration of Maturity; Rescission and
                   Annulment  . . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 503.  Collection of Indebtedness and Suits for
                   Enforcement by Trustee   . . . . . . . . . . . . . . .  45
     SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . .  46
     SECTION 505.  Trustee May Enforce Claims Without Possession
                   of Securities or Coupons   . . . . . . . . . . . . . .  47
     SECTION 506.  Application of Money Collected . . . . . . . . . . . .  47
     SECTION 507.  Limitation on Suits  . . . . . . . . . . . . . . . . .  48
     SECTION 508.  Unconditional Right of Holders to Receive
                   Principal, Premium, if any, Interest and
                   Additional Amounts . . . . . . . . . . . . . . . . . .  48
     SECTION 509.  Restoration of Rights and Remedies . . . . . . . . . .  49
     SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . .  49
     SECTION 511.  Delay or Omission Not Waiver . . . . . . . . . . . . .  49
     SECTION 512.  Control by Holders of Securities . . . . . . . . . . .  49
     SECTION 513.  Waiver of Past Defaults  . . . . . . . . . . . . . . .  50
     SECTION 514.  Waiver of Usury, Stay or Extension Laws  . . . . . . .  50
     SECTION 515.  Undertaking for Costs. . . . . . . . . . . . . . . . .  50

                                 ARTICLE SIX

                                 THE TRUSTEE

     SECTION 601.  Notice of Defaults . . . . . . . . . . . . . . . . . .  51
     SECTION 602.  Certain Rights of Trustee  . . . . . . . . . . . . . .  51
     SECTION 603.  Not Responsible for Recitals or Issuance of
                   Securities   . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 604.  May Hold Securities  . . . . . . . . . . . . . . . . .  53
     SECTION 605.  Money Held in Trust  . . . . . . . . . . . . . . . . .  53
     SECTION 606.  Compensation and Reimbursement . . . . . . . . . . . .  53
     SECTION 607.  Corporate Trustee Required; Eligibility;
                   Conflicting Interests  . . . . . . . . . . . . . . . .  54
     SECTION 608.  Resignation and Removal; Appointment of
                   Successor  . . . . . . . . . . . . . . . . . . . . . .  55
     SECTION 609.  Acceptance of Appointment by Successor . . . . . . . .  56
     SECTION 610.  Merger, Conversion, Consolidation or
                   Succession to Business   . . . . . . . . . . . . . . .  57
     SECTION 611.  Appointment of Authenticating Agent  . . . . . . . . .  58

                                ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701.  Disclosure of Names and Addresses of
                   Holders  . . . . . . . . . . . . . . . . . . . . . . .  60
     SECTION 702.  Reports by Trustee . . . . . . . . . . . . . . . . . .  60
     SECTION 703.  Reports by Company . . . . . . . . . . . . . . . . . .  60
     SECTION 704.  Company to Furnish Trustee Names and
                   Addresses of Holders   . . . . . . . . . . . . . . . .  61

                                ARTICLE EIGHT

               CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

     SECTION 801.  Consolidations and Mergers of Company and
                   Sales, Leases and Conveyances Permitted
                   Subject to Certain Conditions . . . . . . . . . . . .  62
     SECTION 802.  Rights and Duties of Successor Corporation  . . . . .  62
     SECTION 803.  Officers' Certificate and Opinion of
                   Counsel . . . . . . . . . . . . . . . . . . . . . . .  63


                                 ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

     SECTION 901.  Supplemental Indentures Without Consent
                   of Holders  . . . . . . . . . . . . . . . . . . . . .  63
     SECTION 902.  Supplemental Indentures with Consent of
                   Holders . . . . . . . . . . . . . . . . . . . . . . .  65

     SECTION 903.  Execution of Supplemental Indentures . . . . . . . . .  66
     SECTION 904.  Effect of Supplemental Indentures  . . . . . . . . . .  66
     SECTION 905.  Conformity with Trust Indenture Act  . . . . . . . . .  66
     SECTION 906.  Reference in Securities to Supplemental
                   Indentures   . . . . . . . . . . . . . . . . . . . . .  67

                                 ARTICLE TEN

                                  COVENANTS

     SECTION 1001. Payment of Principal, Premium, if any,
                   Interest and Additional Amounts  . . . . . . . . . . .  67
     SECTION 1002. Maintenance of Office or Agency  . . . . . . . . . . .  67
     SECTION 1003. Money for Securities Payments to Be Held
                   in Trust . . . . . . . . . . . . . . . . . . . . . . .  69
     SECTION 1004. Limitation on Liens  . . . . . . . . . . . . . . . . .  71
     SECTION 1005. Sale and Leaseback Transactions  . . . . . . . . . . .  73
     SECTION 1006. Existence  . . . . . . . . . . . . . . . . . . . . . .  74
     SECTION 1007. Maintenance of Properties  . . . . . . . . . . . . . .  74
     SECTION 1008. Insurance  . . . . . . . . . . . . . . . . . . . . . .  74
     SECTION 1009. Payment of Taxes and Other Claims  . . . . . . . . . .  74
     SECTION 1010. Provision of Financial Information . . . . . . . . . .  75
     SECTION 1011. Statement as to Compliance . . . . . . . . . . . . . .  75
     SECTION 1012. Additional Amounts . . . . . . . . . . . . . . . . . .  76
     SECTION 1013. Waiver of Certain Covenants  . . . . . . . . . . . . .  77

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

     SECTION 1101.  Applicability of Article  . . . . . . . . . . . . . .  77
     SECTION 1102.  Election to Redeem; Notice to Trustee . . . . . . . .  77
     SECTION 1103.  Selection by Trustee of Securities to Be
                    Redeemed  . . . . . . . . . . . . . . . . . . . . . .  77
     SECTION 1104.  Notice of Redemption  . . . . . . . . . . . . . . . .  78
     SECTION 1105.  Deposit of Redemption Price . . . . . . . . . . . . .  80
     SECTION 1106.  Securities Payable on Redemption Date . . . . . . . .  80
     SECTION 1107.  Securities Redeemed in Part . . . . . . . . . . . . .  81

                                ARTICLE TWELVE

                                SINKING FUNDS

     SECTION 1201.  Applicability of Article  . . . . . . . . . . . . . .  81
     SECTION 1202.  Satisfaction of Sinking Fund Payments
                    with Securities   . . . . . . . . . . . . . . . . . .  82
     SECTION 1203.  Redemption of Securities for Sinking Fund . . . . . .  82

                               ARTICLE THIRTEEN

                      REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1301.  Applicability of Article  . . . . . . . . . . . . . .  83
     SECTION 1302.  Repayment of Securities . . . . . . . . . . . . . . .  83
     SECTION 1303.  Exercise of Option  . . . . . . . . . . . . . . . . .  83
     SECTION 1304.  When Securities Presented for Repayment
                    Become Due and Payable  . . . . . . . . . . . . . . .  84
     SECTION 1305.  Securities Repaid in Part . . . . . . . . . . . . . .  85

                               ARTICLE FOURTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401.  Applicability of Article; Company's
                    Option to Effect Defeasance or Covenant
                    Defeasance  . . . . . . . . . . . . . . . . . . . . .  86
     SECTION 1402.  Defeasance and Discharge  . . . . . . . . . . . . . .  86
     SECTION 1403.  Covenant Defeasance . . . . . . . . . . . . . . . . .  87
     SECTION 1404.  Conditions to Defeasance or Covenant
                    Defeasance  . . . . . . . . . . . . . . . . . . . . .  87
     SECTION 1405.  Deposited Money and Government
                    Obligations to Be Held in Trust; Other
                    Miscellaneous Provisions  . . . . . . . . . . . . . .  89

                               ARTICLE FIFTEEN

                      MEETINGS OF HOLDERS OF SECURITIES

     SECTION 1501.  Purposes for Which Meetings May Be
                    Called  . . . . . . . . . . . . . . . . . . . . . . .  91
     SECTION 1502.  Call, Notice and Place of Meetings  . . . . . . . . .  91
     SECTION 1503.  Persons Entitled to Vote at Meetings  . . . . . . . .  91
     SECTION 1504.  Quorum; Action  . . . . . . . . . . . . . . . . . . .  92
     SECTION 1505.  Determination of Voting Rights; Conduct
                    and Adjournment of Meetings . . . . . . . . . . . . .  93
     SECTION 1506.  Counting Votes and Recording Action of
                    Meetings  . . . . . . . . . . . . . . . . . . . . . .  94


TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGMENTS
EXHIBIT A - FORMS OF CERTIFICATION

                                 AIRGAS, INC.


          Reconciliation and tie between Trust Indenture Act of 1939
           (the "1939 Act") and Indenture, dated as of July 1, 1996


Trust Indenture Act Section                  Indenture Section

Section 310(a)(1) .................................     607
           (a)(2) .................................     607
           (b) ....................................     607, 608
Section 312(c) ....................................     701
Section 313(a) ....................................     702
           (c) ....................................     702
Section 314(a) ....................................     703
           (a)(4) .................................     1011
           (c)(1) .................................     102
           (c)(2) .................................     102
           (e) ....................................     102
Section 315(b) ....................................     601
Section 316(a) (last sentence) ....................     101 ("Outstanding")
           (a)(1)(A) ..............................     502, 512
           (a)(1)(B) ..............................     513
           (b) ....................................     508
Section 317(a)(1) .................................     503
           (a)(2) .................................     504
Section 318(a) ....................................    111
           (c) ....................................     111


- ----------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

          INDENTURE, dated as of July 1, 1996, between AIRGAS, INC., a Delaware corporation (hereinafter called the "Company"), having its principal office at 100 Matsonford Road, Radnor, Pennsylvania 19087 and THE BANK OF NEW YORK, a corporation organized under the laws of New York, as Trustee hereunder (hereinafter called the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.

                           RECITALS OF THE COMPANY

          The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the "Securities") evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:


          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                 ARTICLE ONE

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act", when used with respect to any Holder, has the meaning
           ---
specified in Section 104.

          "Additional Amounts" means any additional amounts which are
           ------------------
required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

          "Affiliate" of any specified Person means any other Person directly
           ---------
or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" shall mean, as to any particular lease under
           -----------------
which the Company is at the time liable, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as determined by the chairman of the Board of Directors of the Company) or (ii) the total net amount of rent required to be paid by the Company under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease, as determined by the chairman of the Board of Directors of the Company, compounded semiannually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with the respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessment, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Authenticating Agent" means any authenticating agent appointed by
           --------------------
the Trustee pursuant to Section 611.

          "Authorized Newspaper" means a newspaper, printed in the English
           --------------------
language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

          "Bankruptcy Law" has the meaning specified in Section 501.
           --------------

          "Bearer Security" means any Security established pursuant to
           ---------------
Section 201 which is payable to bearer.

          "Board of Directors" means the board of directors of the Company,
           ------------------
the executive committee or any committee of that board duly authorized to act hereunder.

          "Board Resolution" means a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to any Place of Payment or
           ------------
any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

          "CEDEL" means Centrale de Livraison de Valeurs Mobili res, S.A.,
           -----
or its successor.

          "Commission" means the Securities and Exchange Commission, as from
           ----------
time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          "Common Stock" means, with respect to any Person, capital stock
           ------------
issued by such Person other than Preferred Stock.

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" and "Company Order" mean, respectively, a written
           ---------------       -------------
request or order signed in the name of the Company by its Chairman of the Board, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Consolidated Net Tangible Assets" shall mean the aggregate amount
           --------------------------------
of assets of the Company and each Restricted Subsidiary (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and capital lease obligations) and (ii) all goodwill, all as shown in the audited consolidated balance sheet of the Company and its Restricted Subsidiaries contained in the Company's then most recent annual report to stockholders.

          "Conversion Event" means the cessation of use of (i) a Foreign
           ----------------
Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

          "Corporate Trust Office" means the office of the Trustee at which,
           ----------------------
at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286.

          "corporation" includes corporations, associations, companies and
           -----------
business trusts.

          "coupon" means any interest coupon appertaining to a Bearer
           ------
Security.

          "Custodian" has the meaning specified in Section 501.
           ---------

          "Debt" has the meaning specified in Section 1004.
           ----

          "Defaulted Interest" has the meaning specified in Section 307.
           ------------------

          "Dollar" or "$" means a dollar or other equivalent unit in such
           ------      -
coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

          "ECU" means the European Currency Unit as defined and revised from
           ---
time to time by the Council of the European Communities.

          "Euroclear" means Morgan Guaranty Trust Company of New York,
           ---------
Brussels Office, or its successor as operator of the Euroclear System.

          "European Communities" means the European Economic Community, the
           --------------------
European Coal and Steel Community and the European Atomic Energy Community.

          "European Monetary System" means the European Monetary System
           ------------------------
established by the Resolution of December 5, 1978 of the Council of the European Communities.

          "Event of Default" has the meaning specified in Article Five.
           ----------------

          "Foreign Currency" means any currency, currency unit or composite
           ----------------
currency, including, without limitation, the ECU issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

          "Funded Debt" shall mean all indebtedness for money borrowed having
           -----------
a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

          "Funds from Operations" for any period means the Consolidated Net
           ---------------------
Income of the Company and its Subsidiaries for such period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with GAAP.

          "GAAP" means generally accepted accounting principles, as in effect
           ----
from time to time, as used in the United States applied on a consistent basis.

          "Government Obligations" means securities which are (i) direct
           ----------------------
obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law)
                                --------
such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

          "Holder" means, in the case of a Registered Security, the Person
           ------
in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

          "Indenture" means this instrument as originally executed or as it
           ---------
may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at
                                            --------  -------
any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities
 ---------
for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

          "Indexed Security" means a Security the terms of which provide that
           ----------------
the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

          "interest", when used with respect to an Original Issue Discount
           --------
Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 1012, includes such Additional Amounts.

          "Interest Payment Date", when used with respect to any Security,
           ---------------------
means the Stated Maturity of an installment of interest on such Security.

          "Maturity", when used with respect to any Security, means the date
           --------
on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

          "Mortgage" has the meaning specified in Section 1004.
           --------

          "Officers' Certificate" means a certificate signed by the Chairman
           ---------------------
of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may
           ------------------
be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be satisfactory to the Trustee.

          "Original Issue Discount Security" means any Security which
           --------------------------------
provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

          "Outstanding", when used with respect to Securities, means, as of
           -----------
the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
                                ------

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and
any coupons appertaining thereto, provided that, if such Securities are to be
                                  --------
redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

        (iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

         (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satis-factory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

          (v) Securities converted into Common Stock or Preferred Stock pursuant to or in accordance with this Indenture if the terms of such Securities provide for convertibility pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite
- --------  -------
principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denomi-nated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so dis-regarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay
           ------------
the principal of (and premium, if any) or interest on any Securities or coupons on behalf of the Company.

          "Person" means any individual, corporation, partnership,
           ------
joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment", when used with respect to the Securities of or
           ----------------
within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

          "Predecessor Security" of any particular Security means every
           --------------------
previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

          "Preferred Stock" means, with respect to any Person, capital stock
           ---------------
issued by such Person that is entitled to a preference or priority over any other capital stock issued by such Person upon any distribution of such Person's assets, whether by dividend or upon liquidation.

          "Principal Property" shall mean any building, structure or other
           ------------------
facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for conducting the operations of the Company or a Subsidiary and located in the United States of America; provided, however, that Principal Property shall not include (i) any building, structure or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (ii) any portion of a particular building, structure or facility which, in the opinion of the Company, is not of material importance to the use or operation of such building, structure or facility.

          "Redemption Date", when used with respect to any Security to be
           ---------------
redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be
           ----------------
redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registered Security" shall mean any Security which is registered
           -------------------
in the Security Register.

          "Regular Record Date" for the interest payable on any Interest
           -------------------
Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

          "Repayment Date" means, when used with respect to any Security to
           --------------
be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

          "Repayment Price" means, when used with respect to any Security to
           ---------------
be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

          "Responsible Officer", when used with respect to the Trustee, means
           -------------------
the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Restricted Subsidiary" shall mean (i) each of (       ) and (ii)
           ---------------------
any other Subsidiary so designated by the Company, provided that the Company shall not be permitted to make such a designation of an additional Restricted Subsidiary if, at the time of, and after giving effect to, such designation, the Company would not be permitted to issue at least one dollar of secured Debt without effectively providing that the Securities of all Series shall be secured equally and ratably with (or prior to) such Debt.

          "sale and leaseback transaction" has the meaning specified in
           ------------------------------
Section 1005.

          "Security" has the meaning stated in the first recital of this
           --------
Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that,
                                                  --------  -------
if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

          "Security Register" and "Security Registrar" have the respective
           -----------------       ------------------
meanings specified in Section 305.

          "Significant Subsidiary" means any Subsidiary which is a
           ----------------------
"significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933) of the Company.

          "Special Record Date" for the payment of any Defaulted Interest on
           -------------------
the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Security or any
           ---------------
installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "Subsidiary" means a corporation a majority of the outstanding
           ----------
voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of
           -------------------      ---
1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first
           -------
paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is
- --------  -------
more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

          "United States" means, unless otherwise specified with respect to
           -------------
any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "United States person" means, unless otherwise specified with
           --------------------
respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

          "Yield to Maturity" means the yield to maturity, computed at the
           -----------------
time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

          SECTION 102.  Compliance Certificates and Opinions.  Upon any
                        ------------------------------------
application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1011) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.  Form of Documents Delivered to Trustee.  In any case
                        --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  Acts of Holders.  (a)  Any request, demand,
                        ---------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of

Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Registered Securities shall be proved by the Security Register.

          (d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership of

Bearer Securities may
also be proved in any other manner which the Trustee deems sufficient.

          (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization,
                                 --------
agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 105.  Notices, etc., to Trustee and Company.  Any request,
                        -------------------------------------
demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.  Notice to Holders; Waiver.  Where this Indenture
                        -------------------------
provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

          If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

          Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

          If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 107.  Effect of Headings and Table of Contents.  The
                        ----------------------------------------
Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  Successors and Assigns.  All covenants and agreements
                        ----------------------
in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.  In case any provision in this
                        -------------------
Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.  Nothing in this Indenture or
                        ---------------------
in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  Governing Law.  This Indenture and the Securities and
                        -------------
coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.  Legal Holidays.  In any case where any Interest
                        --------------
Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this
Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, provided that no interest shall accrue on the amount so payable
             --------
for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.


                                 ARTICLE TWO

                               SECURITIES FORMS

          SECTION 201.  Forms of Securities.  The Registered Securities, if
                        -------------------
any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

          Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

          The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

          SECTION 202.  Form of Trustee's Certificate of Authentication.
                        -----------------------------------------------
Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                          as Trustee


                                        By
                                          ---------------------------------
                                                 Authorized Signatory

          SECTION 203.  Securities Issuable in Global Form.  If Securities
                        ----------------------------------
of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to
Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

          The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

          Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

          Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security
(i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or CEDEL.


                                ARTICLE THREE

                                THE SECURITIES

          SECTION 301.  Amount Unlimited; Issuable in Series.  The aggregate
                        ------------------------------------
principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

          (1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or
1305);

          (3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series shall be payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (5) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, exchange or conversion and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

          (6) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

          (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

          (9) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

         (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Inden-ture, or the method by which such portion shall be determined;

         (11) if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated;

         (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

         (13) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

         (14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

         (15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

         (16) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a global Security, the identity of the depositary for such series;

         (17) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

         (18) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

         (19) the applicability, if any, of Sections 1402 and/or 1403 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

         (20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

         (21) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

         (22) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1012 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

         (23) the obligation, if any, of the Company to permit the conversion of the Securities of such series into the Company's Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion; and

         (24) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

          If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

          SECTION 302.  Denominations.  The Securities of each series shall
                        -------------
be issuable in such denominations as shall be specified as contemplated by
Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

          SECTION 303.  Execution, Authentication, Delivery and Dating.  The
                        ----------------------------------------------
Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

          Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however,
                                                      --------  -------
that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series
- -------- -------
of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or Cedel, as the case may be, in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

          If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

          (i)  an Opinion of Counsel stating that

               (a) the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

               (b) the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

               (c) such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to general equitable principles; and

         (ii) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

          Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

          No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          SECTION 304.  Temporary Securities.  (a)  Pending the preparation
                        --------------------
of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons
or   without  coupons,  and  with  such  appropriate  insertions,  omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

          Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no
                                         --------  -------
definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security
                         -------- -------
shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

          (b) Unless otherwise provided in or pursuant to a Board Resolution, this Section 304(b) shall govern the exchange of temporary Securities issued in global form other than through the facilities of The Depository Trust Company. If any such temporary Security is issued in global form, then such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common deposi-tary (the "Common Depositary"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

          Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date, such temporary global Security shall be sur-rendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as con-templated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless
                                              --------  -------
otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary
global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive
                                         -------- -------
Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

          Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

          Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this
Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------
The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

          Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstand-ing, and containing identical terms and provisions.

          Subject to the provisions of this Section 305, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

          If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon sur render of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that,
                                                   --------  -------
except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent global Security is The Depository Trust Company ("DTC"), then, unless the terms of such global Security expressly permit such global Security to be exchanged in whole or in part for definitive Securities, a global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the applicable global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to such global Security or Securities. If (x) a successor depositary for such global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such global Security or Securities advise DTC to cease acting as depositary for such global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more global Securities shall no longer be represented by such global Security or Securities, then the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Security. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the

Company Order with respect thereto to the Trustee, as the
Company's agent for such purpose; provided, however, that no such exchanges
                                  --------  -------
may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security
                                   -------- -------
delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted


Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

          The Company or the Trustee, as applicable, shall not be required
(i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are
issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered
- --------
for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

          SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.
                        ------------------------------------------------
If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

          If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

          Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or
to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of
                             --------  -------
(and premium, if any), any interest on and any Additional Amounts with respect to, Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

          SECTION 307.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------
Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered
- --------  -------
Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.


          Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

          Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

          In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be
paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause
provided.   Thereupon the  Trustee shall fix  a Special  Record Date  for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The
Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of



Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 308.  Persons Deemed Owners.  Prior to due presentment of
                        ---------------------
a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 305 and 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

          SECTION 309.  Cancellation.  All Securities and coupons surrendered
                        ------------
for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.
If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.

          SECTION 310.  Computation of Interest.  Except as otherwise
                        -----------------------
specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.  This
                        ---------------------------------------
Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 1012), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

          (1)  either

               (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Regis-tered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in
Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B)  all Securities of such series and, in the case of (i) or
(ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                   (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under
Section 606, the obligations of the Company to any Authenticating Agent under
Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of
Section 1003 shall survive.

          SECTION 402.  Application of Trust Funds.   Subject to the
                        --------------------------
provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

                                 ARTICLE FIVE

                                   REMEDIES

          SECTION 501.  Events of Default.  "Event of Default", wherever used
                        -----------------
herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 10 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5)  a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,
               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or

               (C) orders the liquidation of the Company or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 90 days; or

          (8) any other Event of Default provided with respect to Securities of that series.

As used in this Section 501, the term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------
If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securi-ties of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):

               (A) all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series and any related coupons,

               (B) the principal of (and premium, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                        ----------------------------------------------------
by Trustee.  The Company covenants that if:
- ----------

          (1) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series and any related coupon when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest and Additional Amount, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.  In case of the
                        --------------------------------
pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities or Coupons.  All rights of action and claims under this Indenture
- ---------------------
or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.  Any money collected
                        ------------------------------
by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such

Securities and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

          THIRD:  To the payment of the remainder, if any, to the Company.

          SECTION 507.  Limitation on Suits.  No Holder of any Security of
                        -------------------
any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium, if any, Interest and Additional Amounts.  Notwithstanding any other
- ------------------------------------------------
provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on, and any

Additional Amounts in respect of, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.  If the Trustee
                        ----------------------------------
or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.  Except as otherwise
                        ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.  No delay or omission
                        ----------------------------
of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

          SECTION 512.  Control by Holders of Securities.  The Holders of not
                        --------------------------------
less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
                           --------

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein.

          SECTION 513.  Waiver of Past Defaults.  The Holders of not less
                        -----------------------
than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series or any related coupons, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Usury, Stay or Extension Laws.  The Company
                        ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  Undertaking for Costs.  All parties to this Indenture
                        ---------------------
agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                 ARTICLE SIX

                                 THE TRUSTEE

          SECTION 601.  Notice of Defaults.  Within 90 days after the
                        ------------------
occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that,
                                                     --------  -------
except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character
- -------- -------
specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

          SECTION 602.  Certain Rights of Trustee.  Subject to the provisions
                        -------------------------
of TIA Section 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          SECTION 603.  Not Responsible for Recitals or Issuance of
                        -------------------------------------------
Securities.  The recitals contained herein and in the Securities, except the
- ----------
Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 604.  May Hold Securities.  The Trustee, any Paying Agent,
                        -------------------
Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

          SECTION 605.  Money Held in Trust.  Money held by the Trustee in
                        -------------------
trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 606.  Compensation and Reimbursement.  The Company agrees:
                        ------------------------------

          (1) to pay to the Trustee from time to time reasonable compen-sation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities or any coupons.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 607.  Corporate Trustee Required; Eligibility; Conflicting
                        ----------------------------------------------------
Interests.  There shall at all times be a Trustee hereunder which shall be
- ---------
eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with the provisions of TIA
Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any par-ticular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in
Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

          SECTION 609.  Acceptance of Appointment by Successor.  (a)  In case
                        --------------------------------------
of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor

Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 610.  Merger, Conversion, Consolidation or Succession to
                        ------------------------------------
Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and
           --------
eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the

Trustee then in office, any successor by merger, conversion or consolida-tion to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

          SECTION 611.  Appointment of Authenticating Agent.  At any time
                        -----------------------------------
when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such
Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accor-dance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                             THE BANK OF NEW YORK
                                as Trustee


                             By:                            ,
                                ----------------------------
                                as Authenticating Agent


                             By:
                                ----------------------------
                                Authorized Signatory


                                ARTICLE SEVEN

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.  Disclosure of Names and Addresses of Holders.  Every
                        --------------------------------------------
Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  Reports by Trustee.  Within 60 days after May 15 of
                        ------------------
each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

          SECTION 703.  Reports by Company.  The Company will:
                        ------------------

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations pre-scribed from time to time by the Commission.

          SECTION 704.  Company to Furnish Trustee Names and Addresses of
                        -------------------------------------------------
Holders.  The Company will furnish or cause to be furnished to the Trustee:
- -------

          (a) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar,
- --------  -------
no such list shall be required to be furnished.

                                ARTICLE EIGHT

               CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

          SECTION 801.  Consolidations and Mergers of Company and Sales,
                        ------------------------------------------------
Leases and Conveyances Permitted Subject to Certain Conditions.  The Company
- --------------------------------------------------------------
may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1012) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

          SECTION 802.  Rights and Duties of Successor Corporation.  In case
                        ------------------------------------------
of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

          SECTION 803.  Officers' Certificate and Opinion of Counsel.  Any
                        --------------------------------------------
consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                 ARTICLE NINE

                           SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------
Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of
                 --------  -------
any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of

Securities to which such additional Events of Default apply to waive such default; or

          (4)  to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action
- --------
shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become
           --------
effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6)  to secure the Securities; or

          (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into Common Stock or Preferred Stock, as the case may be; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall
                              --------
not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

         (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and
1403; provided that any such action shall
      --------
not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------
With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided,
                                                                    --------
however, that no such supplemental indenture shall, without the consent of
- -------
the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1012 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to
Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

          (3)  modify any of the provisions of this Section, Section 513 or
Section 1013, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          SECTION 903.  Execution of Supplemental Indentures.  In executing,
                        ------------------------------------
or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.  Upon the
                        ---------------------------------
execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.  Every
                        -----------------------------------
supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Securities to Supplemental Indentures.
                        --------------------------------------------------
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                 ARTICLE TEN

                                  COVENANTS

          SECTION 1001.  Payment of Principal, Premium, if any, Interest and
                         ----------------------------------
Additional Amounts. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 1012 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

          SECTION 1002.  Maintenance of Office or Agency.  If Securities of
                         -------------------------------
a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain: (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment or conversion, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be pre-sented or surrendered for payment or conversion in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the

United States, an office or agency where
Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 1012) or conversion; provided, however, that if the Securities of that series are listed on the
- --------  -------
Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and
(C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for regis-tration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1012) or conversion at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

          Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United
States; provided, however, that, if the Securities of a series are payable
        --------  -------
in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 1012) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively pre-cluded by exchange controls or other similar restrictions.

          The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such
                                   --------  -------
designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

          Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

          SECTION 1003.  Money for Securities Payments to Be Held in Trust.
                         -------------------------------------------------
If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security of any series and remaining unclaimed for two years after such principal (and premium, if any), interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being
       --------  -------
required to make
any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Limitation on Liens.  The Company will not, nor will
                         -------------------
it permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (hereinafter called "Debt") other than guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services, secured by a pledge of, or mortgage, deed of trust or other lien on, any Principal Property owned by the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (such pledges, mortgages, deeds of trust and other liens being hereinafter called "Mortgage" or "Mortgages"), except with respect to each series of Securities any Debt so secured on the date of issuance of such series, without effectively providing that the Securities of all series (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt which would otherwise be prohibited, plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions described in Section 1005 which would otherwise be prohibited by the covenant limiting sale and leaseback transactions provided by such Section 1005 would not exceed the sum of 10% of Consolidated Net Tangible Assets; provided, however, that these restrictions shall not apply to, and there shall be excluded from secured Debt in any computation under these restrictions, Debt secured by:

          (i) Mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (ii) Mortgages for taxes, assessments or governmental charges or levies in each case (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings, and materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Mortgages, or deposits to obtain the release of such Mortgages;

          (iii) Mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith;

          (iv) Mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes;

          (v) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the Pollution Control or Industrial Revenue Bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

          (vi) Mortgages on property (including any lease which should be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation or through purchase or transfer of the properties of a corporation as an entirety or substantially as an entirety) or to secure the payment of all or any part of the purchase price or construction cost or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within one year after, the acquisition of such property or shares or Debt or the completion of any such construction (including any improvements on an existing property) or the commencement of commercial operation of such property, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

          (vii)  Mortgages existing at the date of the Indenture; and

          (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (vii), inclusive; provided, however, that (a) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (b) the Debt secured by such Mortgage at such time is not increased.

          SECTION 1005.  Sale and Leaseback Transactions.  The Company will
                         -------------------------------
not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals in excess of three years, of any Principal Property owned by the Company or such Restricted Subsidiary which has been or is to be sold or transferred more than one year after the acquisition thereof or after the completion of construction and commencement of full operation thereof, by the Company or any such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless either: (i) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities of all series pursuant to the provisions of the covenant provided by Section 1004 (which provisions include the exceptions set forth in clauses (i) through (viii) of such covenant) or (ii) the Company within 270 days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, applies an amount equal to the greater of
(a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the chairman of the Board of Directors of the Company, its president, any vice president, its treasurer and its controller) to (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) having a value at least equal to the net proceeds of such sale or (y) the retirement of Funded Debt of the Company; provided, however, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Securities of any series (or, if the Securities of any series are original issue discount Debt Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with their terms) delivered within 270 days after such sale to the Trustee for retirement and cancellation and (b) the principal amount of Funded Debt, other than the Securities of any series, voluntarily retired by the Company within 270 days after such date. Notwithstanding the foregoing, no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

          SECTION 1006.  Existence.  Subject to Article Eight, the Company
                         ---------
will do or cause to be done all things necessary to preserve and keep in full
force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to
            --------  -------
preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Maintenance of Properties.  The Company will cause
                         -------------------------
all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that
                                                    --------  -------
nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.

          SECTION 1008.  Insurance.  The Company will, and will cause each
                         ---------
of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide.

          SECTION 1009.  Payment of Taxes and Other Claims.  The Company will
                         ---------------------------------
pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the
                                           --------  -------
Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1010.  Provision of Financial Information.  Whether or not
                         ----------------------------------
the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will, to the extent permitted under the Securities Exchange Act of 1934, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing

Dates") by which the Company would have been required so to file such documents if the Company were so subject.

          The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

          SECTION 1011.  Statement as to Compliance.  The Company will
                         --------------------------
deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1011, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          SECTION 1012.  Additional Amounts.  If any Securities of a series
                         ------------------
provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned, in any context except in the case of Section 502(1), the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of

Additional Amounts, at
least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officers' Certificate furnished pursuant to this Section or in reliance on the Company's not furnishing such an Officers' Certificate.

          SECTION 1013.  Waiver of Certain Covenants.  The Company may omit
                         ---------------------------
in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1010, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

          SECTION 1101.  Applicability of Article.  Securities of any series
                         ------------------------
which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

          SECTION 1102.  Election to Redeem; Notice to Trustee.  The election
                         -------------------------------------
of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

          SECTION 1103.  Selection by Trustee of Securities to Be Redeemed.
                         -------------------------------------------------
If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

          The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 1104.  Notice of Redemption.  Notice of redemption shall
                         --------------------
be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

          Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any, and Additional Amounts, if any,

          (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

          (6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion,

          (7) that the redemption is for a sinking fund, if such is the case,

          (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

          (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

         (10)  the CUSIP number of such Security, if any, and

         (11) if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

          Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1105.  Deposit of Redemption Price.  At least one Business
                         ---------------------------
Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

          SECTION 1106.  Securities Payable on Redemption Date.  Notice of
                         -------------------------------------
redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the
Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose
- --------  -------
Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of coupons for such interest; and provided further that, except as otherwise provided with
              -------- -------
respect to Securities convertible into Common Stock or Preferred Stock, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be
          --------  -------
payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

          SECTION 1107.  Securities Redeemed in Part.  Any Registered
                         ---------------------------
Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                ARTICLE TWELVE

                                SINKING FUNDS

          SECTION 1201.  Applicability of Article.  The provisions of this
                         ------------------------
Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by
Section 301 for Securities of such series.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

          SECTION 1202.  Satisfaction of Sinking Fund Payments with
                         -------------------------------------
Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series,
(1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such
                                                      --------
Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

          SECTION 1203.  Redemption of Securities for Sinking Fund.  Not less
                         ------------------------------------ ----
than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                               ARTICLE THIRTEEN

                      REPAYMENT AT THE OPTION OF HOLDERS

          SECTION 1301.  Applicability of Article.  Repayment of Securities
                         ------------------------
of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

          SECTION 1302.  Repayment of Securities.  Securities of any series
                         -----------------------
subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that at least one Business Day prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

          SECTION 1303.  Exercise of Option.  Securities of any series
                         ------------------
subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the "Option to Elect Repayment" form on the reverse thereof duly completed by the Holder
(or by the Holder's attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided,
                                                                    --------
however, that such telegram, telex, facsimile transmission or letter shall
- -------
only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

          SECTION 1304.  When Securities Presented for Repayment Become Due
                         --------------------------------------------------
and Payable.  If Securities of any series providing for repayment at the
- -----------
option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the
Repayment Date; provided, however, that coupons whose Stated Maturity is on
                --------  -------
or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in
Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that,
                                                     -------- -------
in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided,
                                                                 --------
however, that interest represented by coupons shall be payable only at an
- -------
office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons.

          If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

          SECTION 1305.  Securities Repaid in Part.  Upon surrender of any
                         -------------------------
Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

                               ARTICLE FOURTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1401.  Applicability of Article; Company's Option to Effect
                         ----------------------------------------------------
Defeasance or Covenant Defeasance.  If, pursuant to Section 301, provision
- ---------------------------------
is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

          SECTION 1402.  Defeasance and Discharge.  Upon the Company's
                         ------------------------
exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in
Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1012, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under
Section 1403 with respect to such Securities and any coupons appertaining thereto.

          SECTION 1403.  Covenant Defeasance.  Upon the Company's exercise
                         -------------------
of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1004 to 1010, inclusive, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1010, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

          SECTION 1404.  Conditions to Defeasance or Covenant Defeasance.
                         -----------------------------------------------
The following shall be the conditions to application of

Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government
Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of princi-pal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

          (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding
Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

          (g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

          SECTION 1405.  Deposited Money and Government Obligations to Be
                         ------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of
- ---------------------------------------------
the last paragraph of Section 1003, all money and

Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

          Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

          Anything in this Article to the contrary notwithstanding, subject to Section 606, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.


                               ARTICLE FIFTEEN

                      MEETINGS OF HOLDERS OF SECURITIES

          SECTION 1501.  Purposes for Which Meetings May Be Called.  A
                         -----------------------------------------
meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

          SECTION 1502.  Call, Notice and Place of Meetings.  (a)  The
                         ----------------------------------
Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

          SECTION 1503.  Persons Entitled to Vote at Meetings.  To be
                         ------------------------------------
entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 1504.  Quorum; Action.  The Persons entitled to vote a
                         --------------
majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with
- --------  -------
respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

          Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section
        --------  -------
902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

          Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

          Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

          (i)  there shall be no minimum quorum requirement for such meeting;
and

         (ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

          SECTION 1505.  Determination of Voting Rights; Conduct and
                         --------------------------------
Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in prin-cipal amount of the Outstanding Securities of such series represented at the meeting.

          (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided,
                                                                  --------
however, that no vote shall be cast or counted at any meeting in respect of
- -------
any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.


          (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

          SECTION 1506.  Counting Votes and Recording Action of Meetings.
                         -----------------------------------------------
The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.
The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                  * * * * *

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              AIRGAS, INC.


                              By:____________________________
(SEAL)                           Title:

Attest:


____________________________
Title:


                              THE BANK OF NEW YORK,
                                as Trustee




                              By:___________________________
                                 Title:

(SEAL)

Attest:


____________________________
Title:

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )


     On the       day of             , 1996, before me personally came
            -----        ------------
              , to me known, who, being by me duly sworn, did depose and say
that he/she resides at                  ,                        , that
                       -----------------    ------------ --------
he/she is                 of AIRGAS, INC., one of the corporations described
          ---------------
in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

(Notarial Seal)


                              -------------------------
                              Notary Public
                              COMMISSION EXPIRES



STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

          On the       day of             , 1996, before me personally came
                 -----        ------------
                   , to me known, who, being by me duly sworn, did depose and
- -------------------
say that he/she resides at                     , that he/she is a
                           --------------------
       of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

(Notarial Seal)


                              -------------------------
                              Notary Public
                              COMMISSION EXPIRES

                                  EXHIBIT A

                            FORMS OF CERTIFICATION



                                 EXHIBIT A-1

              FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
               TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
                      PAYABLE PRIOR TO THE EXCHANGE DATE

                                 CERTIFICATE


(Insert title or sufficient description of Securities to be delivered)

          This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or
(b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Airgas, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certificate excepts and does not relate to (U.S.$) _________ _____ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.



Dated: __________________, 19___
(To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant
Interest Payment Date occurring prior to the Exchange Date, as applicable)

                              (Name of Person Making
                              Certification)



                              _______________________________
                              (Authorized Signator)
                              Name:
                              Title:

                                 EXHIBIT A-2

                 FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
              AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
                A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
              OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                                 CERTIFICATE


(Insert title or sufficient description of Securities to be delivered)

          This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, (U.S.$) _______________ principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxa-tion regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case
(a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Airgas, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above- captioned Securities excepted in the abovereferenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: _____________ 19___
(To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable)


                              (Morgan Guaranty Trust
                                Company of New York,
                                Brussels Office,) as
                              Operator of the
                                Euroclear System
                                (Cedel S.A.)



                              By:_________________________

                                                                EXHIBIT 4 (b)

                                   FORM OF
                          CERTIFICATE OF DESIGNATION

                                    OF THE
              $_____ (CUMULATIVE) (CONVERTIBLE) PREFERRED STOCK
                               ($.01 PAR VALUE)


                                      OF

                                 AIRGAS, INC.

                         ___________________________

                        PURSUANT TO SECTION 151 OF THE

               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          __________________________


          The undersigned certifies that the following resolution was duly
adopted on (      ) __, 19__, by the duly appointed Pricing Committee of the
Board of Directors of Airgas, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the provisions of Section 141(c) of the General Corporation Law of the state of Delaware and pursuant to authority granted to such Committee in a resolution of such Board of Directors (the "Board") duly adopted on May 14, 1996:

          RESOLVED that pursuant to authority expressly granted and vested in the Board by provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which shall consist of up to 20,000,000 shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation to the extent applicable to the Preferred Stock) are fixed as follows:

          1. DESIGNATION AND NUMBERS. The designation of such series of the Preferred Stock authorized by this resolution shall be the "$__________ (Convertible) Preferred Stock" (the "Preferred Stock"). The total number of shares of the Preferred Stock shall be __________. The Preferred Stock is issuable in whole shares only.

          2. DIVIDENDS. Holders of shares of Preferred Stock will be entitled to receive, when and as declared by the Board out of funds of the Corporation legally available for payment, an annual cash dividend of $__________ per share, declared quarterly. Such dividends will be payable on  (March 15, June 15,  September 15  and  December 15)  (each  a  "dividend
payment  date"), commencing  (              )  15, 19__.   (Dividends  on the
Preferred Stock will be cumulative from the date of initial issuance of shares of Preferred Stock.) Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. The Preferred Stock will be junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Preferred Stock. If at any time the Company has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, the Company may not pay any dividend on the Preferred Stock or redeem or otherwise repurchase any share of Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid (or set aside for payment) in full by the Company.

          No dividends may be declared or paid or set apart for payment on any Preferred Stock ranking on a parity as to dividends with the Preferred Stock, unless there shall also be or have been declared and paid or set apart for payment on the outstanding shares of Preferred Stock dividends for all dividend payment periods of the Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock (as defined in subparagraph 9(b) below), ratably in proportion to the respective amounts of dividends (a) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (b) accumulated and unpaid or payable through the dividend payment period of the Preferred Stock next preceding such dividend payment date, on the other hand.

          Except as set forth above, unless full cumulative dividends on the outstanding shares of Preferred Stock have been paid, dividends (other than in Common Stock) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other Preferred Stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends, nor may any Common Stock or such other Preferred Stock of the Company be redeemed, purchased or otherwise acquired by the Company for any consideration or any payment be made to or available for a sinking fund or the redemption of any shares of such stock; provided,
however, that any monies                                          --------
- -------
theretofore deposited in any sinking fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such
             --------  -------
junior or Parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Company ranking junior to the Preferred Stock as to dividends.

          The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

          3. LIQUIDATION. The shares of Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common
Stock or any other such junior stock, an amount per share equal to $(     )
(the "Liquidation Preference") plus all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution; but the holders of the Preferred Stock will not be entitled to receive the
Liquidation  Preference  of,  plus  dividends  on,  such  shares   until  the
liquidation preference of any other shares of the Company's capital stock ranking senior to the Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other Parity Preferred Stock are not paid in full, the holders of the Preferred Stock and such other Parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the Liquidation Preference plus such dividends, the holders of shares of Preferred Stock will not be entitled to any further
participation  in any  distribution of  assets by the  Corporation.   For the
purposes hereof, neither a consolidation or merger of the Corporation with
another  corporation  nor   a  sale  or  transfer  of  all  or  part  of  the
Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

          4. VOTING RIGHTS. The holders of shares of Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

               ((a) Whenever, at any time or times, dividends payable on the shares of Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Preferred Stock shall have the right, with holders of shares of any one or more other class or series of Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation's next annual meeting of stockholders and at such subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above described. Upon any termination of the right of the holders of shares of Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of
shares  of Preferred  Stock shall  terminate immediately.   Any  director who
shall have been so elected pursuant to this subparagraph may be removed at any time, either with or without cause, by a vote of holders of Preferred Stock as provided in this subparagraph. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this subparagraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).)

               (b) So long as any shares of Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                    ((i) the issuance or increase of the
authorized amount of any class or series of shares ranking prior (as that term is defined in subparagraph 9(a) hereof) to the shares of Preferred Stock; or)

                    ((ii)     the amendment, alteration or repeal,
whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially adversely affect any power, preference, or special right of the shares of Preferred Stock or of the holders thereof; provided, however, that any increase in
- --------  -------
the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially adversely affect such powers, preferences or special rights.)

               (c) Holders of shares of the Preferred Stock entitled to voting rights under the laws of the State of Delaware and as provided in this Certificate of Designation will have one vote for each share held.

               (d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (5. OPTIONAL REDEMPTION. On or after July __, 19__, the Preferred Stock shall be redeemable at the option of the Corporation upon not less than 30 nor more than 60 days prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock backs of the Corporation, in whole or in part, at the following redemption prices per share (expressed as a percentage of the $( ) liquidation preference thereof), together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption, if redeemed during the twelve-month period commencing on (month) __ of the years indicated below.

                                                                 Redemption
Year                                                                Price
- ----                                                             ----------
                                                                              %



and thereafter  . . . . . . . . . . . . . . . . . . . . . . .


          If full cumulative dividends on the Preferred Stock have not been paid, the Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock. If less than all the outstanding shares of Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

          If a notice of redemption has been given pursuant to this paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.)

          (6.  CONVERSION.

               (a) General. The holders of shares of Preferred Stock shall have the right, at each holder's option, at any time following the 90th day after the latest original issuance thereof, in whole or in part, to convert all or a portion of such holder's shares into a number of fully paid and nonassessable whole shares of the Corporation's Common Stock as is equal to the aggregate liquidation preference of the shares of Preferred Stock surrendered for conversion divided by a conversion price per share of Common Stock of $__________ (as adjusted from time to time, the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided.

               No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Preferred Stock surrendered for conversion prior to the close of business on the record date for the determination of stockholders entitled to such dividends.

               The holders of shares of the Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or the Company's default
in payment  of the  dividend due on  that dividend  payment date.   (However,
shares of Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during that period) must be accompanied by payment of an amount equal to the dividend payment on the shares on that dividend payment date. A holder of shares of Preferred Stock on a dividend payment record date who (or whose transferee) tenders any shares for conversion on a dividend payment date will receive the dividend payable by the Company on Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion.) Except as provided in this paragraph (a), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

               If any shares of Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the Business Day next preceding the date fixed for redemption unless the Corporation defaults in the payment of the Redemption Price plus all accrued and unpaid dividends. In the event of default in the payment of the Redemption Price, plus all accrued but unpaid dividends, the right to convert the shares designated for redemption shall terminate at the close of business on the Business Day next preceding the date that such default is cured.

               The shares of Common Stock issuable upon conversion of the shares of Preferred Stock, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be fully paid and nonassessable shares of Common Stock in the hands of the holders thereof.

               (b) Mechanics of Conversion. Conversion of shares of Preferred Stock (in certificated form) may be effected by the surrender to the Transfer Agent (as defined in Section 10), together with any payment to the Corporation required by Section 6(a), of the certificate or certificates for such Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions hereof and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If more than one stock certificate for any shares of Preferred Stock in certificated form shall be surrendered for conversion at one time by the same holder, the number of full shares of Common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes required to be paid by the holder hereunder (or the demonstration to the satisfaction of the Corporation that any such taxes have been paid) and any payment to the Corporation required by Section 6(a), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Preferred Stock being converted shall be entitled, (ii) any cash owing in lieu of a fractional share of Common Stock, determined in accordance with Section 6(d) below, and (iii) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted and the making of any payments required therewith. Upon such conversion, except as provided in Section 6(a), the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock (or such other consideration as provided herein) in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of the Preferred Stock shall be effective for that purpose, while the transfer of books of the Corporation for the Common Stock are closed for any purposes (but not for any period in excess of 15 days), but the surrender of shares of Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Preferred Stock were surrendered, and at the Conversion Price in effect at the date of such surrender.

               (c) Adjustment to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                         (i)  In case the Corporation shall hereafter
pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the Record Date (as defined in Section 10) for such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                         (ii) In case the Corporation shall hereafter
issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the Record Date fixed for distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 10) on such Record Date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date for distribution of such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                         (iii)     In case outstanding shares of Common
Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the Record Date for such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common stock, the Conversion Price in effect at the opening of business on the day following the Record Date for such combination shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the applicable Record Date.

                         (iv) Subject to the last sentence of this
Section 6(c)(iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock (other than a dividend or distribution to which Section 6(c)(i) applies) or evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution to which Section 6(c)(ii) applies, and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or (y) paid exclusively in cash) (any of the foregoing being hereinafter in this Section 6(c)(iv) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the Preferred Stock upon the conversion thereof so that any such holder converting such shares will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the Record Date for the distribution of the Securities, converted such shares of Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on the Record Date for such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on such Record Date less the Fair Market Value (as defined in Section 10, as determined by the Board, whose determination shall be conclusive and described in a resolution of the Board), on such Record Date, of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then Fair Market Value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Preferred Stock shall have the right to receive upon conversion thereof the amount and kind of Securities such holder would have received had he converted such Shares on such Record Date. If the Board determines the Fair Market Value of any distribution for purposes of this Section 6(c)(iv) by reference to the actual or when issued trading market for any securities comprising a distribution of Securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                         (v)  In case the Corporation shall, by
dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (a) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 6(c)(v) (as adjusted to reflect subdivisions or combinations
of the Common Stock), and (b) (   )% of the average of the daily Closing
Prices (as defined in Section 10) per share of the Common Stock for the ten consecutive Trading Days (as "Trading Day" is defined in Section 10) immediately prior to the date of declaration of such dividend and
(y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then, in each such case, unless the Corporation elects to reserve such an amount of cash for distribution to the holders of the Preferred Stock upon the conversion of the shares of Preferred Stock so that any such holder converting such shares will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its shares of Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such Record Date by a fraction of which the numerator shall be the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such Record Date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such average price of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Preferred Stock shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had he converted each share of Preferred Stock on such Record Date.

                         (vi) In case of the (A) consummation of a
tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock that involves the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board, whose determination shall be conclusive and described in a resolution of the Board) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Price per share of Common Stock on the Trading Day next preceding the Expiration Time, or (B) consummation of a tender or exchange offer (as to which the Board is not recommending rejection) made by a person other than the Corporation or any subsidiary thereof for all or a portion of the Common Stock that involves the payment by such person of consideration per share of Common Stock in an amount described in clause (A), and as to which upon consummation of such  tender or  exchange offer  such person's  ownership of
Common  Stock exceeds more  than (   )% of the  total shares  of Common Stock
outstanding, then, in each case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the related Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on such Expiration Time multiplied by the Closing Price per share of Common Stock on the Trading Day next preceding such Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of such Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such Expiration Time and the Closing Price per share of Common Stock on the Trading Day next preceding such Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following such Expiration Time.

                         (vii)     The Corporation may make such
reductions in the Conversion Price, in addition to those required by this
Section 6(c), as the Board considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                         (viii)    No adjustment in the Conversion
Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in determining any subsequent adjustment.

                         (ix) Notwithstanding any other provision of
this Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Corporation hereby covenants not to take any action (A) to increase the par value per share of the Common Stock or (B) that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than the then par value per share of the Common Stock, provided, however that the covenant in this sentence shall be suspended if within 10 days of determining in good faith that such action would result in such adjustment (but not later than the Business Day next following the effectiveness of such adjustment), the Corporation gives notice of redemption of all outstanding shares of the Preferred Stock, and affects the redemption referred to in such notice on the redemption date referred to therein in compliance with Section 5, but the covenant in this sentence shall be retroactively reinstated if such notice and redemption does not occur.

                         (x)  Whenever the Conversion Price is adjusted
as herein provided:

                         (A)  The Corporation shall compute the adjusted
Conversion Price and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent; and

                         (B)  A notice stating the Conversion Price has been
adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                         (xi) In any case in which this Section 6(c)
provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 6(d).

               (d)  No Fractional Shares.  No fractional shares or scrip
representing fractional shares of Common Stock shall be issued upon
conversion of  Preferred Stock.   Instead of any  fractional share of  Common
Stock that would otherwise be issuable upon conversion of any shares of Preferred Stock, and in the sole discretion of the Board, either
(i) such fractional interest  will be rounded  up to the next  whole share or
(ii) an appropriate  amount will be  paid in cash  by the Corporation.   In
the event that the Board determines that the Corporation shall pay a cash adjustment in respect of such fractional interest, such adjustment shall be in an amount equal to the same fraction of the Closing Price (as defined in Section 10) of a share of Common Stock (or, if there is no such Closing Price, the fair market value of a share of Common Stock, as determined or prescribed by the Board) at the close of business on the Trading Date immediately preceding the date of conversion.

               (e)  Reclassification, Consolidation, Merger or Sale of
Assets.  In the event that the Corporation shall be a party to any
transaction  (including   without  limitation  any   (i) recapitalization  or
reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Corporation with or into any other person or any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), (iii) any sale or transfer of all or substantially all of the assets of the Corporation, or
(iv) any compulsory share exchange, pursuant to which the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction whereby
(1) in the case of any such transaction not constituting a Common Stock Fundamental Change (as defined in Section 6(i)) and subject to funds being legally available therefor at the time of such conversion, the holder of each share of Preferred Stock then outstanding shall thereafter have the right to convert such share only into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the Conversion Price required by the provisions of Section 6(h), and (2) in the case of a Common Stock Fundamental Change, the holder of each share of Preferred Stock then outstanding shall thereafter have the right to convert such share only into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 6(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be nearly equivalent as may be practicable to the adjustments provided for in this
Section 6. The above provisions shall similarly apply to successive transactions of the type described in this Section 6(e).

               (f) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Preferred Stock.

               If any shares of Common Stock required to be reserved for purposes of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, in good faith and as expeditiously as possible, endeavor, if permitted by the rules of such exchange, to list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Preferred Stock.

               (g)  Prior Notice of Certain Events.  In case:

                         (i)  The Corporation shall (A) declare any
dividend (or any other distribution) on its Common Stock, or (B) declare or authorize a redemption or repurchase of in excess of 5% of the then outstanding shares of Common Stock; or

                         (ii) The Corporation shall authorize the
granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                         (iii)     Of any reclassification of Common
Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                         (iv) Of the voluntary or involuntary
liquidation, dissolution or winding up of the Corporation; or

                         (v)  An event shall be proposed that will
result in any adjustment of the Conversion Price, then the Corporation shall cause to be filed with the Transfer Agent, and shall cause to be mailed to the holders of record of the Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants (or relating to such event), or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights, warrants or benefits in respect of such event are to be determined or (y)
the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, liquidation, dissolution or winding up is expected to become effective (or as to which such event shall occur), and the date as of which it is expected that holders of Common Stock of record shall be entitled  to  exchange their  shares  of  Common Stock  for securities
or  other   property  deliverable  upon   such  reclassification,
consolidation,   merger,  sale,   transfer,   share  exchange,   liquidation,
dissolution or winding up (or upon occurrence of such event). No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

               ((h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 6 to the contrary, if any Fundamental Change (as defined in Section 6(i)) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change (which for purposes of such adjustment shall be deemed to occur on the earlier of the occurrence of such Fundamental Change and the date, if any, fixed for determination of stockholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock) as described below:

                         (i)  In the case of a Non-Stock Fundamental
Change, the Conversion Price immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, and (B) the product of (x) the greater of the Applicable Price (as defined in
Section 6(i)) or the then applicable Reference Market Price (as defined in
Section 6(i)) and (y) a fraction, the numerator of which is $50 and the denominator of which is (1) the Redemption Price applicable on the date of such Non-Stock Fundamental Change, plus (2) an amount equal to full cumulative dividends thereon up to but excluding the date of such Non-Stock Fundamental Change.

                         (ii) In the case of a Common Stock Fundamental
Change,   the  Conversion  Price
immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 6(i)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for such common stock (and any cash paid with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.)

               (i) Definitions. The following definitions shall apply to terms used in this Section 6:

                         (i)  "Applicable Price" shall mean (i) in the
event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the reported last sale price for one share of the Common Stock (as defined in Section 10 under "Closing Price") during the ten Trading Days immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such

Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

                         (ii) "Common Stock Fundamental Change" shall
mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the ten Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of The Nasdaq Stock Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Preferred Stock continue to exist as outstanding shares of Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding directly or indirectly to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Preferred Stock.

                         (iii)     "Fundamental Change" shall mean the
occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such

Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transactions or event as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include
(i) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

                         (iv) "Non-Stock Fundamental Change" shall mean
any Fundamental Change other than a Common Stock Fundamental Change.

                         (v)  "Purchaser Stock Price" shall mean, with
respect to any Common Stock Fundamental Change, the average of the Closing Prices (as defined in Section 10) for one share of the common stock received in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

                         (vi) "Reference Market Price" shall initially
mean $________ (which is an amount equal to 66 2/3% of the Closing Price for the Common Stock on June ___, 19__), and in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of $__________ per share.)

               (j) Dividend or Interest Reinvestment Plans; Other. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation, or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as described in this Section 6. Except as expressly set forth in this Section 6, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

               (k) For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock owned or held by or for the account of the Corporation.

          7. AUTHORIZATION AND ISSUANCE OF OTHER SECURITIES. No consent of the holders of the Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation to the Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

          8. AMENDMENT AND RESOLUTION. The Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitation provided by law, this resolution and the Certificate of Incorporation.

          9. RANKING. For the purpose of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

               (a) Prior to shares of the Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Preferred Stock;

               (b) On a parity with shares of the Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

               (c) Junior to shares of the Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

               (The Preferred Stock shall rank (on a parity with) (senior to) the Corporation's Non-Voting Preferred Stock with a par value of One Hundred Dollars ($100) per Share.)

          10. DEFINITIONS. For purposes of this Certificate of Designation of the Preferred Stock, the following terms shall have the meanings indicated:

              (a) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in The City of New York are authorized or required by law or executive order to close or a day which is or is declared a national or New York state holiday;

               (b) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose or a price determined in good faith by the Board.

               (c) "Current Market Price" shall mean as to any security and any date of determination, the Closing Price thereof on such date.

               (d) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (e) "Record Date" shall mean the date on which a record is taken of which holders of the Common Stock, as they appear on the Corporation's stock books, will be entitled to any distribution, by dividend or otherwise, of cash, rights, warrants, assets, evidence of indebtedness or otherwise, or for purposes of any subdivision or combination of shares of such Common Stock.

               (f) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market of The Nasdaq Stock Market, a day on which trades may be made on such Nasdaq National Market or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (g) "Transfer Agent" shall mean The Bank of New York, or any other national or state bank or trust company having combined capital and surplus of at least $100,000,000 and designated by the Corporation as the transfer agent and/or registrar of the Preferred Stock, or if no such designation is made, the Corporation.

          IN WITNESS WHEREOF, AIRGAS has caused this Certificate to be made under the seal of ____________________, its ____________________, and attested by ______________, its Secretary, this ____ day of June, 1996.


                                  AIRGAS, INC.


                                  By: ____________________________________
                                      Name:
                                      Title:

(SEAL)

Attest:



__________________________________
Name:
Title:

                                                                 EXHIBIT 4(c)

                  (Form of Certificate for Preferred Stock)

                            (FACE OF CERTIFICATE)



Registered                         CUSIP NO.                Par Value:  $0.01
No. ___
                                                            See Reverse for
                                                            rights and
                                                            abbreviations
This Certificate is
transferable in the
City of New York

                                 AIRGAS, INC.
                    incorporated under the laws of Delaware

                        $___(Cumulative) (Convertible)
                               Preferred Stock


     This Certifies that ______________ is the owner of ___________ fully paid and non-assessable shares of the $__ (cumulative) (convertible) Preferred Stock of Airgas, Inc. (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney or upon surrender of this certificate property endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the (facsimile) seal of said Corporation and the (facsimile) signatures of its duly authorized officers.

                                        Dated:



_________________________________
President                                    Countersigned and Registered

                                             The Bank of New York
(SEAL)                                           Transfer Agent and Registrar



________________________________             By_____________________________
Secretary                                      Authorized Signature

                                  (Reverse)



     (THE (CUMULATIVE) (CONVERTIBLE) PREFERRED STOCK IS NOT REDEEMABLE PRIOR
TO (           ) ON OR AFTER SUCH DATE.  THE (CUMULATIVE) (CONVERTIBLE)
PREFERRED STOCK IS REDEEMABLE IN WHOLE OR IN PART AT THE OPTION OF THE
CORPORATION INITIALLY AT A REDEMPTION PRICE OF (     ) PER SHARE AND
THEREAFTER AT PRICES DECLINING TO (     ) PER SHARE ON OR AFTER (         )
PLUS AN AMOUNT EQUAL TO DIVIDENDS ACCRUED AND UNPAID TO THE DATE FIXED FOR REDEMPTION.)

     (THE (CUMULATIVE) (CONVERTIBLE) PREFERRED STOCK IS CONVERTIBLE AT THE OPTION OF THE HOLDER AT ANY TIME, UNLESS PREVIOUSLY REDEEMED INTO SHARES OF
THE CORPORATION COMMON STOCK AT A CONVERSION PRICE OF (     ) PER SHARE OF
COMMON STOCK (EQUIVALENT TO A CONVERSION RATE OF (     ) SHARE OF COMMON
STOCK FOR EACH SHARES OF (CUMULATIVE) (CONVERTIBLE) PREFERRED STOCK) SUBJECT TO ADJUSTMENT IN CERTAIN EVENTS.)

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT.

     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common   UNIF GIFT MIN ACT-_______ Custodian _________
TEN ENT - as tenants by the                 (Cust)                     Minor)
          entireties                    Under Uniform Gifts to Minors
JT TEN  - as joint tenants with                       Act_____________________
          right of survivorship                                 (State)
          and not as tenants
          in common

   Additional abbreviations may also be used though not in the above list.


For value received, ________________ hereby sell, assign and transfer unto
     PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
/                      /

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

______________________________________________________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________
_____________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated, __________________________________



                                                  X__________________________
                                                          (SIGNATURE)
                                 NOTICE:

                       THE SIGNATURE(S) TO THIS
                       ASSIGNMENT MUST CORRESPOND
                       WITH THE NAME(S) AS WRITTEN
                       UPON THE FACE OF THE
                       CERTIFICATE IN EVERY
                       PARTICULAR WITHOUT
                       ALTERATION OR
                       ENLARGEMENT OF ANY CHANGE
                       WHATSOEVER.

                                                  X__________________________
                                                          (SIGNATURE)

                        NOTICE OF ELECTION TO CONVERT

     (The undersigned hereby irrevocably exercises the right to convert
_______ shares of $(          ) (Cumulative) (Convertible) Preferred Stock
represented by this Certificate into common Stock of Airgas, Inc. in accordance with the provisions of the Certificate of Designation of the
$(            ) (Cumulative) (Convertible) Preferred Stock of Airgas, Inc.



Date___________________________               Signature_____________________)

                                                                 EXHIBIT 4(d)

                    (Form of Certificate for Common Stock)

                            (FACE OF CERTIFICATE)



Registered                         CUSIP NO.                Par Value:  $0.01
No. ___
                                                            See Reverse for
                                                            rights and
                                                            abbreviations
This Certificate is
transferable in the
City of New York

                                 AIRGAS, INC.
                    incorporated under the laws of Delaware

                                    $___
                                 Common Stock


     This Certifies that ______________ is the owner of ___________ fully paid and non-assessable shares of the $__ Common Stock of Airgas, Inc. (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney or upon surrender of this certificate property endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the (facsimile) seal of said Corporation and the (facsimile) signatures of its duly authorized officers.

                                        Dated:




_________________________________
President                                  Countersigned and Registered

                                           The Bank of New York
(SEAL)                                            Transfer Agent and Registrar


________________________________           By______________________________
           Secretary                              Authorized Signature

                                  (Reverse)


     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common    UNIF GIFT MIN ACT-________ Custodian _______
TEN ENT - as tenants by the              (Cust)                         Minor)
          entireties                     Under Uniform Gifts to Minors
JT TEN  - as joint tenants with                Act_____________________
          right of                                       (State)
          survivorship and not
          as tenants
          in common

   Additional abbreviations may also be used though not in the above list.


For value received, ________________ hereby sell, assign and transfer unto
     PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
/                           /

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

______________________________________________________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
______________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated, _____________________________



                                                  X__________________________
                                                           (SIGNATURE)
                                    NOTICE:

                        THE SIGNATURE(S) TO THIS
                        ASSIGNMENT MUST CORRESPOND
                        WITH THE NAME(S) AS WRITTEN
                        UPON THE FACE OF THE
                        CERTIFICATE IN EVERY
                        PARTICULAR WITHOUT
                        ALTERATION OR ENLARGEMENT
                        OF ANY CHANGE WHATSOEVER.
                                                  X__________________________
                                                           (SIGNATURE)

                                                                 EXHIBIT 4(e)

                          (FORM OF FIXED RATE NOTE)

                                (FACE OF NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE
& CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED            CUSIP No.:             PRINCIPAL AMOUNT:
No. FXR-___           ______________         _________________

                                 AIRGAS, INC.
                              MEDIUM-TERM NOTE
                                 (Fixed Rate)

ORIGINAL ISSUE DATE:       INTEREST RATE:    %       STATED MATURITY DATE:


INTEREST PAYMENT DATE(S)   DEFAULT RATE:     %
( ) _______ and ______
( ) Other:

INITIAL REDEMPTION         INITIAL REDEMPTION        ANNUAL REDEMPTION
DATE:                      PERCENTAGE:       %       PERCENTAGE
                                                     REDUCTION:    %

OPTIONAL REPAYMENT         ( ) CHECK IF AN ORIGINAL
DATE(S):                       ISSUE DISCOUNT NOTE
                                   Issue Price:   %

                           AUTHORIZED DENOMINATION:
                           ( ) $1,000 and integral
                               multiples thereof
                           ( ) Other:

ADDENDUM ATTACHED          OTHER/ADDITIONAL PROVISIONS:
( ) Yes
( ) No

     AIRGAS, INC., Delaware Corporation (the "Company", which terms include any successor corporation under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                                ,
or registered assigns, the principal sum of                    , on the
Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that
                                                      --------  -------
if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable
- --------  -------
to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, New York, New York 10280, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; provided, however, that a holder of
                                    --------  -------
$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

     The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Airgas, Inc. has caused this Note to be duly executed by one of its duly authorized officers.

                         AIRGAS, INC.


                         By________________________________
                            Title:

Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.



THE BANK OF NEW YORK,
as Trustee


By____________________________
       Authorized Signatory

                              (REVERSE OF NOTE)

                                 AIRGAS, INC.
                               MEDIUM-TERM NOTE
                                 (Fixed Rate)


     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of July 1, 1996, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This
Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case maybe.

     This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemp-tion Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

      For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated.
If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be accelerated in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common       UNIF GIFT MIN ACT-______ Custodian _____
TEN ENT-as tenants by the entireties                 (Cust)          (Minor)
JT TEN -as joint tenants with right of         under Uniform Gifts to Minors
        survivorship and not as tenants             Act_____________________
        in common                                                   (State)

  Additional abbreviations may also be used though not in the above list.


                      __________________________________

                                  ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------
/                              /
_____________________________________________________________________________
_____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
_____________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

 ____________________________________________________________________Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________           _______________________________________

                                      _______________________________________
                                         Notice:  The signature(s) on this
                                         Assignment must correspond with the
                                         name(s) as written upon the face of
                                         this Note in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever.

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________________________________________________________
__________________________________________________________________________
     (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $_____________           ___________________________________
                                        Notice:  The signature(s) on this
Date: _______________________           Option to Elect Repayment must
                                        correspond with the name(s) as
                                        written upon the face of this
                                        Note in every particular, without
                                        alteration or enlargement or any
                                        change whatsoever.

                                                                 EXHIBIT 4(f)

                         (FORM OF FLOATING RATE NOTE)

                                (FACE OF NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE
& CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


REGISTERED             CUSIP No.:               PRINCIPAL AMOUNT:
No. FLR-___            ______________           ________________

                                 AIRGAS, INC.
                              MEDIUM-TERM NOTE
                               (Floating Rate)

INTEREST RATE BASIS    ORIGINAL ISSUE DATE:     STATED MATURITY DATE:
OR BASES:

   IF LIBOR:                                    IF CMT RATE:
      ( ) LIBOR Reuters                         Designated CMT Telerate
          Page:                                 Page:
      ( ) LIBOR Telerate                        IF Telerate Page 7052:
          Page:                                   ( ) Weekly Average
   INDEX CURRENCY:                                ( ) Monthly Average
                                                Designated CMT Maturity
                                                Index:





INDEX MATURITY:     INITIAL INTEREST RATE:   %  INTEREST PAYMENT DATE(S):


SPREAD (PLUS OR     SPREAD MULTIPLIER:          INITIAL INTEREST RESET
MINUS):                                         DATE:


MINIMUM INTEREST RATE: %  MAXIMUM INTEREST RATE: %  INTEREST RESET DATE(S):

INITIAL REDEMPTION        INITIAL REDEMPTION    ANNUAL REDEMPTION
DATE:                     PERCENTAGE:    %      PERCENTAGE REDUCTION:   %


OPTIONAL REPAYMENT        CALCULATION AGENT:    THE BANK OF NEW YORK
DATE(S):


INTEREST CATEGORY:                            DAY COUNT CONVENTION:
( ) Regular Floating Rate Note                ( ) 30/360 for the period
( ) Floating Rate/Fixed Rate Note                 from         to           .
       Fixed Rate Commencement Date:          ( ) Actual/360 for the period
       Fixed Interest Rate:    %                  from         to           .
( ) Inverse Floating Rate Note                ( ) Actual/Actual for the period
       Fixed Interest Rate:    %                  from         to           .
( ) Original Issue Discount Note               Applicable Interest Rate Basis:
       Issue Price:    %


                                               AUTHORIZED DENOMINATION:
                                               ( ) $1,000 and integral
                                               multiples thereof
                                               ( ) Other:


DEFAULT RATE:    %


ADDENDUM ATTACHED
( ) Yes
( ) No


OTHER/ADDITIONAL PROVISIONS:

     Airgas, Inc., a Delaware corporation (the "Company", which terms include any successor corporation under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                            , or
registered assigns, the principal sum of                    , on the Stated
Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original
                                 --------  -------
Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined on the reverse hereof) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will
        --------  -------
be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this
Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, New York, New York 10280, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a holder of $10,000,000 or more in aggregate
- --------  -------
principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

     If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immedi-ately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Airgas, Inc. has caused this Note to be duly executed by one of its duly authorized officers.

                         AIRGAS, INC.


                         By________________________________
                            Title:

Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.



THE BANK OF NEW YORK,
as Trustee


By____________________________
     Authorized Signatory

                              (REVERSE OF NOTE)

                                 AIRGAS, INC.


                               MEDIUM-TERM NOTE
                               (Floating Rate)


     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of July 1, 1996, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This
Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

     This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemp-tion Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     If the Interest Category of this Note is specified on the face hereof as an Original Issue Discount Note, the amount payable to the holder of this
Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     The interest rate borne by this Note will be determined as follows:

          (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or as otherwise specified as Other/Additional Provisions on the face hereof or in an Addendum hereto, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however,
- --------  -------
that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

          (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b)
multiplied  by the  Spread Multiplier,  if  any.   Commencing on  the Initial
Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that
                                               --------  -------
(y) the interest rate in effect for the period, if any, from the Original
Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise
- --------  -------
specified on the face hereof or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate
                                --------  -------
in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if LIBOR is an
                                  --------  -------
applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the Index Currency (as defined below) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency, or solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to the LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated as of such Interest Determination Date. The "Interest Determination Date" with respect to the
CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate
will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the
Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an
                                              --------  -------
auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

     CD Rate.  If an Interest Rate Basis for this Note is specified on the
     -------
face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that
                                                      --------  -------
if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate.  If an Interest Rate Basis for this Note is specified on the
     --------
face hereof as the CMT rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New

York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

     Commercial Paper Rate.  If an Interest Rate Basis for this Note is
     ---------------------
specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable

Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519)
under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the
              --------  -------
Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination
Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                 D x 360
     Money Market Yield = ---------------------  x 100
                              360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     Eleventh District Cost of Funds Rate.  If an Interest Rate Basis for
     ------------------------------------
this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of

Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Federal Funds Rate.  If an Interest Rate Basis for this Note is
     ------------------
specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the
                                        --------  -------
brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR.  If an Interest Rate Basis for this Note is specified on the face
     -----
hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

      (i) if (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the

Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the
                                            --------  -------
banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service (or any successor service)), for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

     Prime Rate.  If an Interest Rate Basis for this Note is specified on the
     ----------
face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if
                                                 --------  -------
the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) (or such other page as may replace the USPRIME1 page on such service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate.  If an Interest Rate Basis for this Note is specified on
     -------------
the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date")
as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the
Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the
          --------  -------
Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination
Date.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

     Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of
Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

     All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded to the nearest cent.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be accelerated in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common       UNIF GIFT MIN ACT - ______ Custodian_____
TEN ENT-as tenants by the entireties                   (Cust)        (Minor)
JT TEN -as joint tenants with right of         under Uniform Gifts to Minors
        survivorship and not as tenants           Act_____________________
        in common                                                   (State)

    Additional abbreviations may also be used though not in the above list.


                      __________________________________

                                  ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------
/                              /
_____________________________________________________________________________
_____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
_____________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

____________________________________________________________________ Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________           _______________________________________

                                      _______________________________________
                                      Notice:  The signature(s) on this
                                      Assignment must correspond with the
                                      name(s) as written upon the face of
                                      this Note in every particular, without
                                      alteration or enlargement or any change
                                      whatsoever.

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________________________________________________
___________________________________________________________________________
       (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $_____________           _____________________________________
                                        Notice:  The signature(s) on
Date: _______________________           this Option to Elect Repayment
                                        must correspond with the name(s) as
                                        written upon the face of this Note in
                                        every particular, without alteration
                                        or enlargement or any change
                                        whatsoever.

                                                                 EXHIBIT 4(g)

                                 AIRGAS, INC.

                           (a Delaware corporation)

                               Debt Securities

                      FORM OF DELAYED DELIVERY CONTRACT
                      ---------------------------------



Airgas, Inc.
5 Radnor Corporate Center
100 Matsonford Road, Suite 550
Radnor, Pennsylvania 19087


Dear Sirs:

     The undersigned hereby agrees to purchase from Airgas, Inc. (the "Company"), and the Company agrees to sell on __________________, 19__ (the "Delivery Date"), $______________ principal amount of the Company's (title of securities) (the "Securities"), offered by the Company's Prospectus dated _______________, 19__, as supplemented by its Prospectus Supplement dated
______________, 19__, and a Pricing Supplement, dated _____________, 19__, receipt of which is hereby acknowledged, at a purchase price of __% of the principal amount of Securities, plus accrued interest from __________, 19__, to the Delivery Date, and on the further terms and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company in a manner specified by the Company, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned (in definitive form and) in such denomination and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before __________, 19__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated __________, 19__ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser not take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate amount of Securities in excess of $__________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance on a copy hereof and mail or deliver a singed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                                   Yours very truly,




                                   ____________________________________
                                   (Name of Purchaser)

                                   By: ________________________________
                                        Title



                                   ____________________________________
                                            (Address)


                                        _______________________________


Accepted as of the date first above written


AIRGAS, INC.


By:  ______________________
     Title:

                                                                    EXHIBIT 5

                  (Letterhead of McCausland, Keen & Buckman)



                                July 12, 1996

Airgas, Inc.
5 Radnor Corporate Center
100 Matsonford Road
Suite 550
Radnor, Pennsylvania 19087


          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the proposed issuance by Airgas, Inc. (the "Company") from time to time of (i) its unsecured debt securities (the "Debt Securities"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock") or (iii) shares of its common stock, par value $.01 per share (the "Common Stock"), with an aggregate public offering price of up to $450,000,000 on terms to be determined at the time of offering. A Registration Statement on Form S-3 (the "Registration Statement") relating to the Debt Securities, Preferred Stock and Common Stock (collectively, the "Offered Securities") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have examined such documents and records as we deemed appropriate, including the following:

          (a) a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

          (b) copies of the Company's Registration Statement on Form S-3 relating to the Offered Securities;

          (c) a copy of a form of the indenture with respect to the Debt Securities between the Company and The Bank of New York, as trustee (the "Trustee"), dated as of July 1, 1996 (the "Indenture"); and

          (d) copies of forms of the Company's Common Stock certificate and Preferred Stock certificate.

     Based upon the foregoing and upon such further investigation as we deem relevant in the premises, we are of the opinion:

     1. When appropriate corporate action has been taken to authorize the Company to fix the terms of one or more issues of Debt Securities under the Indenture and to authorize their issue, and such Indenture shall have been duly executed and delivered by the Company and the Trustee, and when the Debt Securities with terms so fixed shall have been duly authenticated or countersigned by the Trustee and duly issued under such Indenture, such Indenture and such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     2. When issued and sold as contemplated in the Registration Statement, the Common Stock and Preferred Stock, as applicable, will be legally issued, fully paid and nonassessable.

     With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Indenture or Debt Securities may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name appearing in the Registration Statement under the caption "Legal Matters."

                                   Very truly yours,

                                   /s/ McCausland, Keen & Buckman

                                                                   EXHIBIT 12

                                 AIRGAS, INC.
                     RATION OF EARNINGS TO FIXED CHARGES
                    (THOUSANDS OF DOLLARS, EXCEPT RATIOS)

                                                   1992       1993       1994       1995        1996
                                               -------------------------------------------------------
EARNINGS
 Earnings before income taxes                    $15,010    $23,280    $36,317    $55,373      $68,242
 Minority interest                                   496        230        317        669          663
                                               -------------------------------------------------------
Total earnings, net of fixed charges              15,506     23,510     36,634     56,042       68,905
                                               -------------------------------------------------------
FIXED CHARGES:
 Interest expense                                 13,905     12,159     13,189     18,476       25,854
 Interest factor of rental expense                 2,121      2,849      3,650      4,844        5,930
                                               -------------------------------------------------------
    Total fixed charges                           16,071     15,008     16,839     23,320       31,784
                                               -------------------------------------------------------
 Total adjusted earnings available for
  payment of fixed charges                       $31,577    $38,518    $53,473    $79,362     $100,689
                                               =======================================================
RATIO OF EARNINGS TO FIXED CHARGES                  1.96       2.57       3.18       3.40         3.17
                                               =======================================================


                                                                EXHIBIT 23(a)

                       Consent of Independent Auditors
                       -------------------------------




The Board of Directors
Airgas, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





                                                    /s/ KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
July 12, 1996

                                                                EXHIBIT 23(b)

Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Airgas, Inc. on Form S-3 of our report dated January 10, 1996 (except for the matters discussed in Note 15, which is dated June 26, 1996), with respect to the consolidated financial statements of National Welders Supply Company, Inc. and subsidiary for the years ended September 30, 1995, and September 24, 1994, included in the Amended Current Report on Form 8-K/A of Airgas, Inc. dated July 10, 1996, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of such registration statement.

                                   Arthur Andersen LLP


Charlotte, North Carolina
  July 12, 1996.

                                                                EXHIBIT 23(c)

                        (Brown & Wood LLP Letterhead)




                                July 12, 1996

Airgas, Inc.
5 Radnor Corporate Center
100 Matsonford Road
Suite 550
Radnor, Pennsylvania 19087

          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to you in connection with the authorization and proposed issuance from time to time of (i) unsecured debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock") or (iii) shares of common stock, par value $.01 per share (the "Common Stock"), with an aggregate public offering price of up to $450,000,000 on terms to be determined at the time of offering. A Registration Statement on Form S-3 (the "Registration Statement") relating to the Debt Securities, Preferred Stock and Common Stock (collectively, the "Offered Securities") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                              Very truly yours,


                              /s/ Brown & Wood LLP

                                                                   EXHIBIT 25

=============================================================================


                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           /__/


                           ______________________


                             THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


New York                                          13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)                    (Zip code)



                           ______________________


                                 AIRGAS, INC.
             (Exact name of obligor as specified in its charter)


Delaware                                          56-0732648
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

5 Radnor Corporate Center
100 Matsonford Road, Suite 500
Radnor, Pennsylvania                                   19087
(Address of principal executive offices)                    (Zip code)



                           ______________________


                               Debt Securities
                     (Title of the indenture securities)




=============================================================================

1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
TRUSTEE:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

- -----------------------------------------------------------------------------
                  Name                                        Address
- -----------------------------------------------------------------------------

     Superintendent of Banks of the State of     2 Rector Street, New York,
     New York                                    N.Y.  10006, and Albany, N.Y.
                                                 12203

     Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                 N.Y.  10045

     Federal Deposit Insurance Corporation       Washington, D.C.  20429

     New York Clearing House Association         New York, New York

     (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.  (See Note on page 3.)

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND RULE 24 OF THE COMMISSION'S RULES OF PRACTICE.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                     NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                  SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of July, 1996.

                                          THE BANK OF NEW YORK



                                           By:     /S/MICHAEL WHITE
                                               ---------------------------
                                               Name:  MICHAEL WHITE
                                               Title: ASSISTANT TREASURER

                                                        Exhibit 7

_____________________________________________________________________________
                     Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
ASSETS                                                     in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                     $ 4,500,312
  Interest-bearing balances ..........                         643,938
Securities:
  Held-to-maturity securities ........                         806,221
  Available-for-sale securities ......                       2,036,768
Federal funds sold and securities
  purchased under agreements to resell
  in domestic offices of the bank:
Federal funds sold ...................                       4,166,720
Securities purchased under agreements
  to resell...........................                          50,413
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................27,068,535
  LESS: Allowance for loan and
    lease losses ..............520,024
  LESS: Allocated transfer risk
    reserve......................1,000
    Loans and leases, net of unearned
    income and allowance, and reserve                        26,547,511
Assets held in trading accounts ......                          758,462
Premises and fixed assets (including
  capitalized leases) ................                          615,330
Other real estate owned ..............                           63,769
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                          223,174
Customers' liability to this bank on
  acceptances outstanding ............                          900,795
Intangible assets ....................                          212,220

Other assets .........................                        1,186,274
                                                            -----------
Total assets .........................                      $42,711,907
                                                            ===========
LIABILITIES
Deposits:
  In domestic offices ................                      $21,248,127
  Noninterest-bearing .......9,172,079
  Interest-bearing .........12,076,048
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                        9,535,088
  Noninterest-bearing ..........64,417
   Interest-bearing ......... 9,470,671
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                        2,095,668
  Securities sold under agreements
    to repurchase ....................                           69,212
Demand notes issued to the U.S.
  Treasury ...........................                          107,340
Trading liabilities ..................                          615,718
Other borrowed money:
  With original maturity of one year
    or less ..........................                        1,638,744
  With original maturity of more than
    one year .........................                          120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                          909,527
Subordinated notes and debentures ....                        1,047,860
Other liabilities ....................                        1,836,573
                                                            -----------
Total liabilities ....................                       39,224,720
                                                            -----------

EQUITY CAPITAL
Common stock ........................                           942,284
Surplus .............................                           525,666
Undivided profits and capital
  reserves ..........................                         1,995,316
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                            29,668
Cumulative foreign currency transla-
  tion adjustments ..................                       (    5,747)
                                                            -----------
Total equity capital ................                         3,487,187
                                                            -----------
Total liabilities and equity
  capital ...........................                       $42,711,907
                                                            ===========

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     J. Carter Bacot
     Thomas A. Renyi           Directors
     Alan R. Griffith